UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

NRG ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 Annual Meeting of Stockholders and Proxy Statement
March 16, 2023
Fellow Stockholders:
We are pleased to invite you to attend NRG Energy, Inc.’s Annual Meeting of Stockholders, which will be held virtually via the Internet at 9:00 a.m. Eastern Time on Thursday, April 27, 2023 at www.virtualshareholdermeeting.com/NRG2023.
Details regarding attendance and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
On behalf of everyone at NRG, I thank you for your ongoing interest and investment in NRG Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free).
Sincerely,
LAWRENCE S. COBEN
Chair of the Board
THIS PROXY STATEMENT AND THE PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 16, 2023.

NRG Energy, Inc.
910 Louisiana Street, Houston, Texas 77002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
When: Thursday, April 27, 2023, 9:00 a.m. Eastern Time
Where: Via the internet at www.virtualshareholdermeeting.com/NRG2023

We are pleased to invite you to join our Board of Directors and senior leadership at the NRG Energy, Inc. 2023 Annual Meeting of Stockholders. For more information about the Annual Meeting, including how stockholders can ask questions during the Annual Meeting, please see page 92 of the accompanying Proxy Statement.
ITEMS OF BUSINESS:
1.
To elect ten directors.

2.
To adopt the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan.

3.
To approve, on a non-binding advisory basis, NRG Energy, Inc.’s executive compensation.

4.
To approve, on a non-binding advisory basis, the frequency of the non-binding advisory vote on NRG Energy, Inc.’s executive compensation.

5.
To ratify the appointment of KPMG LLP as NRG Energy, Inc.’s independent registered public accounting firm for the 2023 fiscal year.

6.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE
You are entitled to vote if you were a stockholder of record at the close of business on March 6, 2023.
HOW TO VOTE:
Even if you plan to participate in the Annual Meeting, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions on the card or form.
Via the Internet before the Annual Meeting:
You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 26, 2023.
By phone:
You may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 26, 2023, by calling (800) 690-6903 from a touch-tone phone.
By mail:
If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to April 27, 2023, the Annual Meeting date.
Via the Internet during the Annual Meeting:
You can vote electronically during the Annual Meeting. To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/NRG2023. Stockholders or their legal proxies must enter the 16-digit control number found on their proxy card, voting instructions form, or other proxy materials. You can find instructions for voting online during the virtual Annual Meeting on page 95 of the accompanying Proxy Statement.
By Order of the Board of Directors,
CHRISTINE A. ZOINO
Corporate Secretary

2023 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

Proxy Statement Highlights
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding NRG Energy, Inc.’s 2022 performance, please review NRG Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.
ROADMAP OF VOTING MATTERS
Stockholders are being asked to vote on the following matters at the 2023 Annual Meeting of Stockholders (Annual Meeting) of NRG Energy, Inc. (NRG or the Company):
Proposal	Board Recommendation
Proposal 1. Election of Directors (Page 35)
The Board of Directors (Board) and the Governance and Nominating Committee believe that the 10 director nominees possess the necessary qualifications, attributes, skills and experiences to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our stockholders.	FOR each director nominee
Proposal 2. Adoption of the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan (ESPP) (Page 44)
The Compensation Committee and the Board believe that it is in the best interests of the Company and its stockholders to make certain changes to the ESPP, including reducing the fair market value at which the employees may purchase shares of the Company pursuant to the ESPP from 95% to 90% and adding 4,400,000 shares to its reserves.	FOR
Proposal 3. Approval, on a non-binding advisory basis, of NRG’s executive compensation (Say on Pay Proposal) (Page 48)
The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers for 2022 as described in the Compensation Discussion and Analysis beginning on page 57, including the compensation tables and applicable narrative discussion. The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.	FOR

Proposal	Board Recommendation
Proposal 4. Approval, on a non-binding advisory basis, of the frequency of the vote to approve NRG’s executive compensation (Say on Frequency Proposal) (Page 49)
The Company seeks a non-binding advisory vote on how often the Company should include a vote to approve its executive compensation in its proxy materials for future annual stockholder meetings. Stockholders may vote to have a say on pay proposal included every one year, two years or three years or abstain from the vote.	ONE YEAR
Proposal 5. Ratification of the appointment of KPMG LLP as NRG Energy, Inc.’s independent registered public accounting firm for the 2023 fiscal year (KPMG LLP Ratification Proposal) (Page 50)
The Audit Committee and the Board believe that the retention of KPMG LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of KPMG LLP.	FOR

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to maintaining the highest standards of corporate governance, which promote the long-term interests of our stockholders, strengthen Board and management accountability, and help build public trust in the Company. On December 1, 2022, we updated our Corporate Governance Guidelines and the charter for the Governance and Nominating Committee to clarify our Board and Committee responsibilities in connection with our evaluation of directors and director nominees, including with respect to their time commitments and service on other public company boards. The Governance of the Company section beginning on page 8 describes our corporate governance framework, which includes the following:
• Annual election of directors
• Majority voting for directors in uncontested elections
• 10 director nominees, of which 9 are independent
• Proxy access for stockholders to nominate directors
• Independent Audit, Compensation, Governance and Nominating, and Finance and Risk Management Committees
• Broad skills, experiences and backgrounds and diversity of ethnicity, gender and tenure
• Regular executive sessions of independent directors
• Risk oversight by full Board and Committees
• Oversight by the Finance and Risk Management Committee of our data privacy and security practices, cybersecurity-related risks and our cybersecurity program
• Commitment to sustainability and oversight of environmental, social and governance (ESG) matters
• Anti-hedging and anti-pledging policies
• Stock ownership guidelines
• Robust director evaluation process and new director onboarding program
OUR 2022 CORPORATE GOVERNANCE HIGHLIGHTS INCLUDE:

Commitment to Strong Corporate Governance Policies. Reviewed best practices and implemented changes to our Corporate Governance Guidelines and committee charters to promote the long-term interests of stockholders and strengthen Board and management accountability.
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Continued Alignment of ESG Leadership. Incorporated an ESG metric in our annual cash incentive plan to directly link our compensation program to our ESG commitments and objectives, and published several years of EEO-1 reports on our website.
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Executive Compensation Program Support. Received 97% support in 2022 on our say on pay proposal for 2021 executive compensation.

SUMMARY OF DIRECTOR NOMINEES
Name and primary occupation	Age	Director since	Independent	Other public company boards	Current Committee membership
					A	C	G&N	F	N
Lawrence S. Coben (Chair of the Board) Executive Director, Escala Initiative	64	2003	YES	1					★
E. Spencer Abraham Chairman and Chief Executive Officer, The Abraham Group	70	2012	YES	3		★			•
Antonio Carrillo President and Chief Executive Officer, Arcosa, Inc.	56	2019	YES	1	•	•			•
Matthew Carter, Jr. Chief Executive Officer, Aryaka Networks, Inc.	62	2018	YES	1		•	•		•
Heather Cox Former Chief Digital Health and Analytics Officer, Humana Inc.	52	2018	YES	1		•	★		•
Elisabeth B. Donohue Former Chief Executive Officer, Publicis Spine	57	2020	YES	1			•	•	•
Mauricio Gutierrez President and Chief Executive Officer, NRG Energy, Inc.	52	2016	NO	1					•
Paul W. Hobby Managing Partner, Genesis Park, L.P.	62	2006	YES	0	•	•			•
Alexandra Pruner Senior Advisor, Perella Weinberg Partners	61	2019	YES	1	•			★	•
Anne C. Schaumburg Former Managing Director, Credit Suisse First Boston	73	2005	YES	2	★			•	•
★ Chair • Member	G&N = Governance and Nominating Committee
A = Audit Committee	F = Finance and Risk Management Committee
C = Compensation Committee	N = Nuclear Oversight Committee
QUESTIONS AND ANSWERS
Please see the Questions and Answers section beginning on page 92 for important information about the proxy materials, voting and the 2023 Annual Meeting of Stockholders. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or proxy@mackenziepartners.com.
LEARN MORE ABOUT OUR COMPANY
You can learn more about the Company, view our governance materials and much more by visiting our website, www.nrg.com. Information contained on our website is not incorporated into or a part of this Proxy Statement.
Please also visit our 2023 Annual Meeting of Stockholders website at www.proxyvote.com to easily access the Company’s proxy materials or vote through the Internet.

Proxy Statement
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of directors of NRG Energy, Inc. (Board) for the 2023 Annual Meeting of Stockholders (Annual Meeting) and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held virtually via the Internet on Thursday, April 27, 2023, 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/NRG2023. In this Proxy Statement, “we,” “us,” “our,” “NRG” and the “Company” refer to NRG Energy, Inc.
You are receiving this Proxy Statement because you own shares of our common stock, par value $0.01 per share that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Thursday, April 27, 2023.
Each of the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (Annual Report on Form 10-K) is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 804 Carnegie Center, Princeton, New Jersey 08540.
Forward-Looking Statements. This Proxy Statement contains information that may constitute “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements expressing general views about future operating results, are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Item 1A — Risk Factors in our Annual Report on Form 10-K and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC).

ABOUT NRG
NRG is a consumer services company built on dynamic retail brands. NRG brings the power of energy to customers by producing and selling energy and related products and services nationwide in the U.S. and Canada in a manner that delivers value to all of NRG’s stakeholders. NRG sells power, natural gas, and home and power services and develops innovative, sustainable solutions, predominately under the brand names NRG, Reliant, Direct Energy, Green Mountain Energy, Stream, and XOOM Energy. The Company has a customer base that includes approximately 5.4 million residential, services, and municipal customers as well as commercial, industrial, and wholesale customers, supported by approximately 16 GW of generation as of December 31, 2022.
On December 6, 2022, NRG and Vivint Smart Home, Inc. (Vivint) announced the entry into a definitive agreement under which the Company will acquire Vivint, a smart home platform company, in an all-cash transaction. We expect the acquisition to accelerate the realization of NRG’s consumer-focused growth strategy and create a leading essential home services platform fueled by market-leading brands, unparalleled insights, proprietary technologies and complementary sales channels. The acquisition closed on March 10, 2023.
NRG sold 155 TWhs of electricity and 1,918 MMDth of natural gas in 2022, making it one of the largest competitive energy retailers in the U.S. As of the end of 2022, NRG had recurring electricity and/or natural gas sales in 24 U.S. states, the District of Columbia, and 8 provinces in Canada. NRG’s retail brands, collectively, have the largest share of competitively served residential electric customers in Texas and nationwide.
The following chart represents NRG’s sales volumes for the year ended December 31, 2022:

COMPANY STRATEGY
NRG’s strategy is to maximize stakeholder value through the safe production and sale of reliable electricity and natural gas to its customers in the markets it serves, while positioning the Company to provide innovative solutions to the end-use energy or service customer. This strategy is intended to enable the Company to optimize its integrated model to generate stable and predictable cash flow, significantly strengthen earnings and cost competitiveness, and lower risk and volatility. Sustainability is a philosophy that underpins and facilitates value creation across NRG’s business for its stakeholders. It is an integral piece of NRG’s strategy and ties directly to business success, reduced risks and enhanced reputation.
To effectuate the Company’s strategy, NRG is focused on: (i) serving the energy needs of end-use residential, commercial, industrial, and wholesale counterparties in competitive markets through multiple brands and channels; (ii) offering a variety of energy products and services, including renewable energy solutions, that are differentiated by innovative features, premium service, sustainability, and loyalty/affinity programs; (iii) excellence in operating performance of its assets; (iv) optimal hedging of its portfolio; and (v) engaging in disciplined and transparent capital allocation.
The Company announced in 2021 a four-year plan that began in 2022 to spend $2 billion in order to achieve growth through optimization of the Company’s core power and natural gas sales, as well as integrated solution sales within its core network in both power and home services. The acquisition of Vivint will be the primary growth vehicle to achieve this plan.

Governance of the Company
CORPORATE GOVERNANCE GUIDELINES AND CHARTERS
The Board has adopted Corporate Governance Guidelines (Guidelines) that, along with the Amended and Restated Certificate of Incorporation, as amended, the Sixth Amended and Restated By-Laws (Bylaws) and the charters of the committees of the Board (Committees), provide the framework for the governance of the Company. The Board’s Governance and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Governance section of the Company’s investor relations website at https://investors.nrg.com, along with the charters of all of the Committees and the Company’s Code of Conduct. The Guidelines, the charters of all of the Committees and the Code of Conduct are also available in print to any stockholder upon request. Stockholders who desire to receive such items in print may request them from the Company’s Corporate Secretary by writing to NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.
GOVERNANCE PRACTICES
The Board and Company are committed to maintaining the highest standards of corporate governance practices and principles. The Board has taken a proactive approach in applying leading governance practices to its structure. Furthermore, as described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:
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Executive and director stock ownership guidelines to align interests with our stockholders;

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Ongoing succession planning for the Chief Executive Officer (CEO) and other senior management;

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Annual performance evaluations of the Board and each of its standing Committees, as well as peer review for individual directors;

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Director orientation and continuing education program, including Company site visits and information sessions with Company management;

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Access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate; and

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Active engagement with our stockholders regarding governance practices and other matters.

PROXY ACCESS
To facilitate engagement with our stockholders, our Bylaws provide for proxy access. Under the proxy access provisions in our Bylaws, a stockholder (or group of up to 20 stockholders) continuously owning at least 3% of our outstanding common stock for a period of at least three years prior to the date of the nomination may nominate and include in our proxy materials for the following annual meeting director nominees constituting up to 20% of the Board. To do so, the stockholder must submit the information required by Article II, Section 15 of our Bylaws to the Company’s Corporate Secretary as described further under “Director Nominees for Inclusion in the Proxy Materials for the 2024 Annual Meeting of Stockholders (Proxy Access).”

RISK OVERSIGHT

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The Board has responsibility for overall risk oversight of the Company.

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Committees, especially the Finance and Risk Management Committee, play a key role in risk oversight.

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Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk tolerance for the Company.

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To define the Company’s risk tolerance, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, acquisitions and divestitures, and capital allocation plan.

The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management, including the Enterprise Risk Management team, which is further described below, and through the Committees of the Board. While several Committees of the Board have responsibilities for addressing risk, the Board primarily conducts this oversight function through the Finance and Risk Management Committee. The Finance and Risk Management Committee is responsible for company-wide enterprise risk management. The Company’s Enterprise Risk Management team, comprised of senior management and key personnel in and around the finance, commercial operations and risk functions, reports to the Board’s Finance and Risk Management Committee on a regular basis.

BOARD COMMITTEES RISK OVERSIGHT FOCUS
The table below summarizes the significant role the various Committees play in carrying out the risk oversight function.
Committee	Risk Oversight Focus Area
Audit	Reviews and evaluates our policies with respect to risk assessment and risk management. Oversees financial risks, which includes reviewing the effectiveness of our SEC internal controls, conducting a detailed review of the financial portions of our SEC reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from our independent auditor, our internal auditor and our corporate compliance officer.
Compensation	Oversees risks related to our compensation policies and practices, with input from management and Pay Governance LLC (Pay Governance), the Compensation Committee’s independent outside compensation consultant. For more information on the Compensation Committee’s role with respect to oversight of risks related to compensation policies, see “Compensation Discussion and Analysis — Oversight of Risks Related to Compensation Policies,” beginning on page 70.
Finance and Risk Management	Oversees risks related to our capital structure, liquidity, financings and other capital markets transactions as well as risks related to our trading of fuel, transportation, energy and related products and services, regulatory compliance, and information technology systems, data privacy and security and cybersecurity matters and the Company’s management of the risks associated with such activities.
Governance and Nominating	Oversees our strategies and efforts to manage our environmental, economic and social impacts, including our environmental, climate change, sustainability and political expenditure policies and programs.
Nuclear Oversight	Oversees risks related to our ownership and operation, directly or indirectly, of interests in nuclear power plant facilities.
The Chairs of each of the Committees regularly report to the Board on all matters reviewed by their respective Committees, thereby providing the Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to the Committees are routinely presented to the full Board to ensure proper oversight.
INFORMATION SECURITY
As noted above, the Finance and Risk Management Committee oversees the overall review of our policies and procedures with respect to risk assessment and risk management, and has oversight of information technology and security matters, which includes information security strategies and risks, as well as data privacy, protection and risk mitigation strategies (Information Security). On a bi-annual basis, our Senior Vice President, Information Technology reports to the Board or the Finance and Risk Management Committee on the Information Security program and recent developments. Our Senior Vice President, Information Technology oversees a dedicated

Information Security team, which works in partnership with our internal audit department to review information technology-related internal controls, built on the NIST Cybersecurity Framework, with our external auditors as part of the overall internal controls process. Annual third-party reviews are also conducted, including PCI compliance, penetration testing and overall review of the cybersecurity program. We currently maintain a cyber-insurance policy that provides coverage for security breaches.
Our Information Security program includes:
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Policies and security awareness training, including quarterly employee phishing simulations;

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Identification and remediation of Information Security risks and vulnerabilities in our information technology systems;

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Security operations training including logging, monitoring and response technologies and procedures;

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Testing of incident response procedures; and

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Due diligence of third-party vendors’ information security programs.

BOARD STRUCTURE AND LEADERSHIP

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Chair of the Board: Lawrence S. Coben

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Number of regular meetings in 2022: 5

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Separate Chair and CEO

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Annual election of directors

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Majority voting for directors

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Active engagement by all directors

• Number of current directors: 11 • Number of special meetings in 2022: 2 • Regular executive sessions of independent directors • Each Committee led by an independent director
Directors stand for election annually. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal. As part of our ongoing Board succession planning, Mr. Weidemeyer is not standing for reelection but will continue to serve as a director until the expiration of his term at the Annual Meeting. Consequently, the Board will be reduced to ten (10) members on the date of the Annual Meeting.
The Guidelines provide that non-executive directors meet in executive session regularly following Board meetings. The Company’s Non-Executive Chair, Mr. Coben, presides over these sessions. Also, pursuant to the Company’s Bylaws, Mr. Coben has been designated as an “alternate member” of all Committees to replace any absent or disqualified members of a Committee.
Directors are encouraged to attend the annual meetings of stockholders. All of the directors attended the 2022 Annual Meeting of Stockholders. During the 2022 fiscal year, each director attended more than 75% of the total number of Board meetings and meetings of the Committees on which they served.
Since December 2003, NRG’s governance structure has been led by a separate CEO and Chair of the Board. Irrespective of the Company’s current practice, the Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles. As stated in the Guidelines, the Board believes that it is in the best interest of the Company for the Board to make a determination regarding separation of the roles of Chair and CEO based upon the present circumstances.

Our President and CEO, Mr. Gutierrez, and Chair of the Board, Mr. Coben, work closely together in complementary roles. Mr. Gutierrez focuses on the day-to-day operations of the Company and establishes the Company’s strategic plan. Mr. Coben leads the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and overseeing succession planning, most notably at the CEO level, and he presides over the Board and its Committees as they perform their broad and varied oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company at this time.
DIRECTOR INDEPENDENCE
Under the Guidelines and the New York Stock Exchange (NYSE) listing standards, a majority of the Board must be composed of independent directors. The Board determines the independence of our directors by applying the independence principles and standards established by the NYSE. These standards provide that a director is independent only if the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company, which may include commercial, industrial, consulting, legal, accounting, charitable, familial and other business, professional and personal relationships.
The Board conducts a review of the independence of the Company’s directors (other than Mr. Gutierrez) on an annual basis. In its most recent review, the Board considered, among other things:
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Any employment relationships between the Company and its directors or their immediate family members;

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Any affiliations of the Company’s directors or their immediate family members with the Company’s independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors;

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Any transactions that would require disclosure as a related person transaction or that qualify for review under our related person transactions policy;

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Any transactions made in the ordinary course of business with a company in which a director serves on the board or as a member of the executive management team;

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Any transactions involving payments made by the Company to educational institutions; and

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Any general factors that may impact the independence of the Company’s directors in the view of the Board.

In addition, because the Company provides retail electricity services through certain of its subsidiaries, the Board also considered instances where certain of its directors either received electricity services from the Company or serve as directors of businesses that received electricity services from the Company.
The Board has determined that all of the Company’s directors are independent under the Guidelines and the NYSE listing standards, with the exception of Mr. Gutierrez, our President and CEO.
Each of the Audit, Compensation, Governance and Nominating, and Finance and Risk Management Committees is made up solely of independent directors. In accordance with the Guidelines and NYSE listing standards, all members of the Audit and Compensation Committees meet additional independence standards applicable to audit and compensation committee members, respectively.

BOARD AND COMMITTEE EVALUATIONS
The Board conducts an annual performance evaluation of the Board as a whole and each of its Committees. All directors are required to assess whether the Board and the Committees are functioning effectively. The evaluation process provides an opportunity for the members of the Board to reflect upon their service and assess the effectiveness of the Board as a whole and each of the Committees in an effort to determine if improvements are warranted.
The Governance and Nominating Committee is responsible for the design and overall structure of the evaluation process. The process entails members of the Board considering responses to a broad range of questions regarding the functioning and effectiveness of the Board. The Chair of the Governance and Nominating Committee then holds individual interview sessions with each of the directors to elicit feedback concerning the collective performance of the Board and its Committees and gather information about areas where the Board may improve its effectiveness and performance. These discussion topics include, but are not limited to, the Board’s mix of skills, expertise, and experience; the effectiveness of the Committees; the transparency and communication of management with the Board; and specific feedback for other Board directors. Following completion of the interviews, the Chair of the Governance and Nominating Committee summarizes the responses of the directors on an anonymous basis for discussion by the Board as a whole. Through this process, the Board can identify and then consider themes or issues that have emerged.
At the Committee level, members of each Committee complete an anonymous questionnaire with open-ended questions. The questions give each director an opportunity to provide candid observations and feedback to their peers and management. Responses from all directors are combined to create an anonymous summary. The summary is used to promote open dialogue during the executive sessions of the February Board and Committee meetings.
The Board believes this process evokes meaningful responses because it provides directors with the opportunity to share feedback in multiple formats at each of the Board, Committee, and individual levels. The process highlights the Board’s commitment to continuous self-improvement by identifying issues that may require honest and difficult conversations and supports the Board’s nomination and refreshment practices.

DIRECTOR NOMINEE SELECTION PROCESS
The Governance and Nominating Committee is responsible for identifying individuals whom the Committee believes are qualified to be Board members, in accordance with criteria set forth in the Guidelines, as well as the assessment, on an ongoing basis, of the members of the Board for purposes of continued service to the Board and Company.
The Governance and Nominating Committee provides its recommendations to the Board for approval based on considerations of certain criteria. Such criteria include an individual’s business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. Our Guidelines utilize a sliding scale for service on other public company boards, with consideration given to public company leadership roles and outside commitments. A director who also serves as our CEO may not serve on more than one board of a public company in addition to our Board, a director who also serves as Chair of our Board should not serve on more than two boards of public companies in addition to our Board, and other directors should not serve on more than three other boards of public companies in addition to our Board.
Each year, in considering the qualifications of potential Board nominees, the Governance and Nominating Committee reviews the number of boards on which the candidate sits, and each of our directors affirmatively disclose the number of public company boards on which they serve in connection with completing their annual director questionnaire.
In evaluating potential nominees, the Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. The Governance and Nominating Committee considers the Company’s strategy and the particular skills, experiences and other qualifications that should be represented on the Board as a whole in light of the Company’s strategic direction. In addition to the factors listed above, the Governance and Nominating Committee considers an understanding of and experience in the retail and wholesale competitive energy market, customer expertise, finance, operations, executive leadership, age, and gender and ethnic diversity. The Governance and Nominating Committee also assesses whether a nominee’s background, experience, personal characteristics, or skills will advance the Board’s goal of creating and sustaining a Board that can support and oversee management’s execution of the Company’s strategic priorities. The Board takes into account all of these factors when evaluating the Governance and Nominating Committee’s recommendations.

Listed below are summaries of specific qualifications that the Governance and Nominating Committee and the Board believe should be represented on the Board among other qualifications that a director may bring.
The Governance and Nominating Committee’s process for identifying and evaluating director nominees includes consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.
As noted above, the Board is continually evaluating the need for Board refreshment and has been focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the Company in light of the Company’s evolving strategy and direction. The Board also aims to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the Board with the ideas and perspectives that can come from adding new members.

BOARD SKILLS AND EXPERIENCE
Our director nominees represent a diverse mix of skills, experiences and viewpoints that are relevant to our Company and facilitate effective oversight. To illustrate the complementary nature of each director nominee’s skills and experience, the table below identifies six primary skills and experiences that the director nominees bring to the Board. In identifying these skills and experiences, each director nominee is limited to selecting six such areas. The table below therefore does not include all of the skills, experiences, and qualifications that each director nominee offers, and even though a particular skill, experience, or qualification is not listed, a director nominee may yet possess that skill, experience, or qualification. We believe identifying six primary skills and experiences is a more meaningful presentation of the complementary contributions and value that each director nominee brings to their service on the Board and to the Company’s stockholders. See “Proposal No. 1 Election of Directors” for the biographies of our director nominees and a description of the skills and viewpoints that each director nominee brings to bear in their service to the Board and Committees.

BOARD ATTRIBUTES
Our director nominees have a balance of tenure, age, and diversity, which provides our Board with a complementary mix of experience and perspective. In addition, nine of our ten director nominees are independent.

(CEO) 52
73
61

Median Age **61** • **80%** Younger Than 65 Years Old

Tenure

5-10
Years
(3 Directors)
10
Directors
0-4
Years
(3 Directors)
10+
Years
(4 Directors)

Median Tenure **9 Years**

Independence

9
of 10 Directors

90% Independent (All Except CEO)

90% Meet Heightened Committee Independence Standards

Gender Diversity

4
of 10 Directors

4 Women

Ethnic Diversity

3
of 10 Directors

3 Ethnically Diverse

BOARD DIVERSITY
The Board is committed to maintaining a diverse and inclusive membership. Of our ten director nominees, seven (70%) are diverse, including four female directors and three male directors with ethnically diverse backgrounds.
Our Guidelines specify that the Governance and Nominating Committee must seek to maintain a diversity of skills, experiences and backgrounds on the Board. In its recruitment process, the Governance and Nominating Committee and the Board seek to reflect gender and ethnic diversity in the pool of director candidates. Diversity also goes beyond race and gender and includes diversity of viewpoints and tenure. The differences in experience and expertise allow the Board to hear various perspectives from its members, leading to better outcomes and a robust decision-making process.
BEYOND THE BOARDROOM
Members of the Board participate in engagement opportunities outside of Board meetings, which allows them to gain greater insight into the Company’s businesses and industries. Engagement outside of Board meetings also allows directors to gain a deeper understanding of NRG’s strategic goals, as well as the performance of the Company, our President and CEO and other members of management, and the Board as a whole. In addition, the Board receives regular updates from the President and CEO.
Directors hold individual discussions among themselves and with our President and CEO, along with informal individual and small group meetings with other members of senior management. This practice allows members of the Board to gain insight into NRG’s management development program and to assist with succession planning.
Additionally, the Chair of the Board and Committee Chairs regularly hold discussions among themselves and with members of management to plan future meetings. Members of the Board also participate in presentations and trainings as part of NRG’s continuing education program to stay informed on current topics of interest.
BOARD COMMITTEES
The Board has the following five standing Committees: Audit, Compensation, Governance and Nominating, Finance and Risk Management and Nuclear Oversight.
The membership and the functions of each Committee are described below. Each of the Committees has adopted a charter that describes each such Committee’s roles and responsibilities. The charters of all of the Committees are available on the Governance section of the Company’s investor relations website at https://investors.nrg.com.

AUDIT COMMITTEE
• Current Members: Anne C. Schaumburg (Chair), Antonio Carrillo, Paul W. Hobby, and Alexandra Pruner
• Number of meetings in 2022: 4
• Audit Committee Financial Experts: Anne C. Schaumburg, Antonio Carrillo and Alexandra Pruner

•
Primary Responsibilities: Appoints, retains, oversees, evaluates, and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations

• Independence: All members
The Audit Committee represents and assists the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, the qualifications, independence, and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, the Company’s compliance with legal and regulatory requirements, and effectiveness of the Company’s legal and regulatory compliance functions. Among other things, the Audit Committee:
•
appoints, retains, oversees, evaluates, and compensates the independent auditors;

•
reviews the annual audited and quarterly consolidated financial statements;

•
reviews major issues regarding accounting principles and financial statement presentations;

•
reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

•
reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted non-audit services provided by the independent auditors;

•
considers the adequacy and effectiveness of the Company’s internal control and reporting system;

•
with the advice and assistance of the Finance and Risk Management Committee, reviews in a general manner the processes by which the Company assesses and manages risk; provided, however, the Audit Committee is not required to duplicate the work of the Finance and Risk Management Committee;

•
reviews periodically the Company’s tax policies and any pending audits or assessments;

•
reports regularly to the Board regarding its activities and prepares and publishes required annual Audit Committee reports;

•
establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

•
oversees the internal audit and corporate compliance functions; and

•
annually evaluates the performance of the Audit Committee and the adequacy of its charter.

Until April 2022, the Audit Committee was comprised of Anne C. Schaumburg (Chair), Antonio Carrillo, Matthew Carter, Jr., and Elisabeth B. Donohue.

COMPENSATION COMMITTEE
• Current Members: E. Spencer Abraham (Chair), Antonio Carrillo, Matthew Carter, Jr., Heather Cox, and Paul W. Hobby
• Number of meetings in 2022: 4
• Number of special meetings in 2022: 2
• Primary Responsibilities: Oversees the Company’s overall compensation structure, policies, and programs
• Independence: All members
The Compensation Committee oversees the Company’s overall compensation structure, policies, and programs. Among other things, the Compensation Committee:
•
reviews and recommends to the Board annual and long-term goals and objectives relevant to the compensation of the President and CEO, evaluates the performance of the President and CEO in light of those goals and objectives, and determines, approves, and recommends to the Board for approval the compensation level of the President and CEO based on such evaluation;

•
reports to the Board its review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer (CFO), the Executive Vice Presidents and any other officer designated by the Board, the evaluation of those officers’ performance in light of those goals and objectives, the determination and approval of compensation levels based on such evaluations and the review and approval of employment arrangements, severance arrangements and benefits plans;

•
reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

•
reviews and approves stock incentive awards for executive officers other than the President and CEO;

•
makes recommendations regarding, and monitors compliance by officers and directors with, the Company’s stock ownership guidelines;

•
reviews and recommends to the Board the compensation of directors for service on the Board and its Committees;

•
oversees the evaluation of management and annually reviews the Company’s senior management succession plans;

•
reviews and approves employment agreements and severance arrangements, benefit plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than the President and CEO;

•
reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the Company’s proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company’s proxy statement or annual report on Form 10-K, as applicable;

•
evaluates any conflicts of interest and the independence of any outside advisors engaged by the Compensation Committee;

•
reviews and oversees the Company’s overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company’s compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

•
annually evaluates the performance of the Compensation Committee and the adequacy of its charter; and

•
performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee shall consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
The Compensation Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant’s fees and other retention terms.
Pay Governance, the Compensation Committee’s independent compensation consultant for fiscal year 2022, assisted with executive pay decisions and worked with the Compensation Committee to formulate the design of the executive compensation program for 2022.
Until April 2022, the Compensation Committee was comprised of E. Spencer Abraham (Chair), Antonio Carrillo, Heather Cox, and Anne C. Schaumburg.
GOVERNANCE AND NOMINATING COMMITTEE
• Current Members: Heather Cox (Chair), Matthew Carter, Jr., and Elisabeth B. Donohue
• Number of meetings in 2022: 4
• Primary Responsibilities: Recommends director candidates and provides guidance on governance related matters
• Independence: All members
The Governance and Nominating Committee recommends director candidates to the Board for election at the annual meetings of stockholders, periodically reviews the Guidelines and recommends changes to the Board, and provides guidance to the Board with respect to governance related matters. Among other things, the Governance and Nominating Committee:
•
identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

•
establishes and reviews procedures for the consideration of Board candidates recommended by the Company’s stockholders;

•
makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its Committees;

•
reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

•
reviews and recommends to the Board retirement and other tenure policies for directors;

•
reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act);

•
reviews and reports to the Board regarding potential conflicts of interests of directors;

•
recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•
oversees the Company’s strategies and efforts to manage its environmental, economic and social impacts, including, but not limited to, the Company’s environmental, climate change and sustainability policies and programs;

•
oversees the evaluation of the Board, each of its Committees and management;

•
annually monitors directorships in other public companies held by directors and senior officers of the Company;

•
annually evaluates the performance of the Governance and Nominating Committee and the appropriateness of its charter;

•
reviews the Company’s political contribution policy and the Company’s memberships in trade associations or other business associations that engage in lobbying activities or make independent expenditures relating to political campaigns or initiatives;

•
reviews the Company’s charitable giving policy;

•
oversees the orientation process for new directors and programs for the continuing education of existing directors; and

•
performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

Until April 2022, the Governance and Nominating Committee was comprised of Thomas H. Weidemeyer (Chair), Matthew Carter, Jr., Heather Cox, and Alexandra Pruner.
FINANCE AND RISK MANAGEMENT COMMITTEE
• Current Members: Alexandra Pruner (Chair), Elisabeth B. Donohue, and Anne C. Schaumburg
• Number of meetings in 2022: 4
• Primary Responsibilities: Oversight of trading, power marketing and risk management issues
• Independence: All members
The Finance and Risk Management Committee assists the Board in fulfilling its responsibilities with respect to the oversight of trading, power marketing and risk management issues at the Company, and reviews and approves certain financial transactions. Among other things, the Finance and Risk Management Committee:
•
reviews, reports and makes recommendations to the Board on management recommendations or proposals regarding the Company’s and its subsidiaries’: (i) capital structure, (ii) liquidity, (iii) need for credit or debt or equity financing, (iv) amounts, timing and sources of capital market transactions, and (v) financial hedging and derivative activities;

•
reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of transactions relating to debt or equity financings, financial hedging and derivatives activities, and other similar financial activities, in each case which have been reviewed and approved by the Board;

•
reviews and approves, or authorizes officers to approve, repurchases, early redemption or other similar actions with respect to the Company’s securities;

•
reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of financing transactions related to mergers, acquisitions, tender offers, and reorganizations which have been reviewed and approved by the Board;

•
reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of securities offerings which have been reviewed and approved by the Board;

•
approves determinations of the fair market value of assets and investments of the Company for purposes of the Company’s note indentures, senior secured credit agreement or other similar financing documents where fair market value is required to be determined by the Board or by a Committee of the Board;

•
reviews with management, on a periodic basis, contributions to employee benefit retirement plans of the Company, investment performance, funding, asset allocation policies and other similar performance measures of the employee benefit retirement plans of the Company;

•
oversees the Company’s policies and procedures established by management to assess, monitor, manage and control the Company’s material risk exposures, including operational, business, financial and commodity market (including marketing and trading of fuel, transportation, energy and related products and services, and hedging of generation portfolio obligations), strategic, credit, liquidity and reputational risks;

•
oversees matters related to the security of and risks related to information technology systems and procedures, including the Company’s data privacy and security practices, cyber-security program and cyber- related risks;

•
advises and assists the Audit Committee in its review of the processes by which management and the Committee assess the Company’s exposure to risk;

•
approves, as appropriate, the Company’s power marketing and trading transactions, limits, policies, practices and procedures, and counter-party credit limit and policies, and approves exceptions to policies, as necessary;

•
annually evaluates the performance of the Finance and Risk Management Committee and the appropriateness of its charter;

•
reviews and approves transactions exceeding the President and CEO’s individual authority limits under the Company’s risk management policies; and

•
performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

Until April 2022, the Finance and Risk Management Committee was comprised of Paul W. Hobby (Chair), Elisabeth B. Donohue, and Thomas H. Weidemeyer.

NUCLEAR OVERSIGHT COMMITTEE
• Current Members: Lawrence S. Coben (Chair) and all other Board members
• Number of meetings in 2022: 1
• Primary Responsibilities: Oversight of the Company’s ownership and operation in nuclear power plant facilities
• Independence: Nine out of ten members are independent
The Nuclear Oversight Committee consists of all of the members of the Board, each of whom are citizens of the United States and meet the requirements of applicable law to serve on the Committee. Nine of the ten members of the Nuclear Oversight Committee are independent as defined under the NYSE listing standards and as affirmatively determined by the Board.
Until April 2022, the Nuclear Oversight Committee, in addition to all current members of the Board, included Thomas H. Weidemeyer.

SUSTAINABILITY AT NRG
Sustainability is a philosophy that underpins and facilitates value creation across our business for all of our stakeholders, including our stockholders. It is an integral piece of our corporate strategy and ties directly to business success, reduced risk, and enhanced reputation. Our sustainability foundation spans five key pillars — business, customers, workplace, operations, and suppliers — that embed sustainability into the culture and fabric of NRG.

Sustainable Business
This pillar guides our Company in the foundational aspects of strong sustainability leadership in areas including governance, transparency, reporting, stockholder and other stakeholder engagement, and continuing to expand beyond electricity generation into a consumer services company.

Sustainable Customers
A key aspect of our strategy is providing relevant solutions for our customers, helping to lead the transition to a more sustainable future. Our goals are to provide more clean energy choices in more locations that are closer to our customers, and to help reduce the overall environmental and social impacts associated with energy use by our customers.

Sustainable Workplace
The key to our success in working towards and achieving our goals across the value chain is having a strong, healthy, and engaged workforce. Our commitment includes a focus on (i) safety, (ii) physical, emotional, and financial well-being, (iii) diversity, equity, and inclusion (DEI), and (iv) employee engagement, as well as maintaining environmentally conscious workplaces.

Sustainable Operations
We are committed to reducing environmental impacts across our operations. Our commitment includes reducing our greenhouse gas emissions, increasing recycling rates of coal combustion residuals, and improving environmental performance across our facilities.

Sustainable Suppliers
We are working actively to measure and ultimately reduce environmental impacts in our supply chain through collaboration and transparency, while encouraging our suppliers to be more diverse, equitable and inclusive.

We are committed to positively affecting the communities in which our customers and employees live and work and to reducing the environmental footprint of our operations while ensuring the long-term reliability, competitiveness, and success of NRG. These efforts include providing sustainable energy solutions to customers, optimizing our generation on an ongoing basis to drive incremental efficiency gains, reducing the carbon footprint of our operations, leveraging cleaner energy technologies such as battery storage and the incorporation of renewables, and supporting the advancement of our employees through health, safety, personal and professional growth and DEI initiatives.

SUSTAINABLE BUSINESS
We have a long history of sustainability initiatives and disclosures, beginning in 2009 when we submitted our first report to the Climate Disclosure Project (now known as CDP). Since then, we have promoted transparency and reported on our efforts as discussed in the timeline below.

2009	First reported to the Carbon Disclosure Project (now known as CDP).
2010	Issued first sustainability report.
2012	Expanded CDP disclosures to include CDP Water.
2014	Set industry-leading carbon reduction targets with a goal to cut CO_2e emissions 50% by 2030 and 90% by 2050.
2015	One of the first companies in the world to have greenhouse gas (GHG) emissions goals certified by the Science Based Targets initiative (SBTi).
2016	Began reporting using the Sustainability Accounting Standards Board (SASB) standards.
2017	Became one of the first companies to publicly commit to supporting the Task Force on Climate-related Financial Disclosures (TCFD).
2018	Governance and Nominating Committee assumed responsibility for overseeing sustainability, including climate change and sustainability policies and programs.
2019	Accelerated our GHG emissions reductions goals. Our new target is a 50% reduction by 2025 from our current 2014 base year and net-zero by 2050.
	President and CEO signed on to the Business Roundtable's revised Statement on the Purpose of a Corporation, an effort to expand a corporation's mandate beyond shareholder value to include value creation for all stakeholders.
	Added sustainability-linked pricing metric to the Company's corporate credit agreement.
2020	Became the first North American company to issue a sustainability-linked bond (SLB), linking attractive financing to the realization of the Company's previously announced carbon reduction goals.
	Issued a TCFD mapping document that shows where the recommended TCFD disclosures have already been reported in publicly available NRG documents.
2021	Published inaugural TCFD report.
	Received validation from SBTi that NRG's climate goals are 1.5 degrees Celsius-aligned. NRG is the first North American power company to receive this designation.
	Set goal to electrify 100% of our light-duty vehicle fleet by 2030.
	Awarded Climate Leadership Award for Excellence in Greenhouse Gas Management.
	Named to *Forbes* inaugural "Green Growth 50" list.
	Released several years of Equal Employment Opportunity (EEO)-1 reports.
2022	Newsweek Most Responsible Company (ranked 22 of 63 in Energy & Utilities sector).
	Awarded Corporate Secretary's Best Board Oversight of ESG.
	Published inaugural Industry Association Climate Review.
	Published data file containing 5 years of NRG sustainability data.
2023	On most recent CDP questionnaires, the Company earned a B on Climate Change and B on Water Security.

SUSTAINABLE CUSTOMERS
Our expertise brings customers closer to achieving their energy and sustainability goals through a range of retail renewable electricity plans, tailored demand response programs, active energy management tools, and energy efficiency consulting and products. Our long-term strategy includes additional personalized products and services allowing for more connected devices within a residence.
Our residential retail brands, including NRG, Reliant, Green Mountain Energy and Direct Energy, offer zero- emission or low-emission retail electricity rate plans as well as carbon offsets and adjacent services through partner companies for rooftop solar installation and the purchase and charging of electric vehicles.
For our commercial and industrial customers, we act as an intermediary between renewable power developers and electricity customers. Our Renewable Select retail product delivers renewable energy through a unique simple contract and no on-site infrastructure. In addition, to support large customers’ energy management, as well as to enable grid stability in times of high demand, we provide energy load reduction through business demand response programs.
NRG’s strategy is not to become a developer, owner, or operator of large-scale renewable energy generation as a pathway to decarbonization, but rather to be the preferred conduit to help our customers become more sustainable. We leverage our market expertise to partner with renewable energy developers to bring new, additional renewable electricity to the grid through short and medium-term Power Purchase Agreements (PPAs). As of December 31, 2022, NRG has entered into Renewable PPAs totaling approximately 2.4 GW with third-party project developers and other counterparties, of which approximately 45% are operational. The average tenure of these agreements is twelve years. As this renewable power comes online, it is made available to residential, small business, and large commercial customers. This asset-light approach to procuring renewables allows us to stay agile and meet customer needs for sustainable energy solutions while supporting our business strategy. NRG expects to continue evaluating and executing similar agreements that support the needs of the business.
SUSTAINABLE WORKPLACE
OUR EMPLOYEES
Employees power the work of NRG. We provide comprehensive compensation and benefits to our colleagues, including employees represented by labor unions, as well as tools and resources to help them thrive in their personal lives and grow in their careers. We negotiate with labor unions in good faith and are proud of the cooperative relationships we have built together over the years.

SAFETY

The safety of our employees is of paramount importance to us. Responsibility for safety is instilled at every level. To further this culture, we have adopted a Safety-Over-Production policy, which empowers any of our colleagues to take actions necessary to comply with safety rules and requirements, even if these actions result in reduced production at our facilities.
Given our strong focus on employee involvement, we continue to perform well in safety. We finished the year with an injury rate of 0.27, better than the top decile in the industry. Given the increasingly hybrid nature of work, in 2022, we conducted a home-fire educational program and provided employees with fire smother blankets.

NRG 5-Year Safety Record
Total Recordable Injury Rate
0.6
0.5
0.4
0.3
0.2
0.1
0.0
.51
.49
.32
.30
.27
2018
2019
2020
2021
2022
NRG Actual
Top Decile Target

DIVERSITY, EQUITY AND INCLUSION
We recognize that we must live our values to serve our customers and our communities. One of our core Power Values (as defined on page 61) includes seeking to create work environments where our colleagues are treated fairly and with respect, and where each voice matters. We are building on that position by reshaping our hiring and promotions practices, by continually improving our policies to be more inclusive and by increasing the number of our Business Resource Groups where employees can share, learn and receive support from colleagues with whom they have an affinity based on shared backgrounds or interests. We strive to be a place of equitable access for employee growth that celebrates the individual while together championing our diversity.
In furtherance of our DEI initiatives, during 2022, we:
•
Created our Talent Acquisition, Development, and Diversity team focusing on sourcing and hiring diverse talent as well as supporting the growth and development of our existing workforce. These efforts are conducted through a lens of DEI to create a workforce that reflects our customers and communities while championing our employees’ individuality.

•
Conducted, as part of The CEO Pledge, our second “Day of Understanding” virtual event, featuring author and speaker Deepa Purushothaman. Over 1,200 employees participated in the event, which included a live online discussion.

•
Conducted “Embracing Diversity & Inclusion” training available to all employees, including executives, with over 94% participation.

TALENT DEVELOPMENT
We deploy various talent development strategies and programs with the goal of developing leaders who can execute on our strategy and drive value for all stakeholders. The Board regularly engages with management on leadership development and succession planning, including providing feedback on development plans and bench strength for key senior leader positions. In 2022, we launched an Emerging Leaders Program to strengthen the identified pipeline of future leaders and create a cohort of high potential candidates to work on active Company challenges. We also launched an Internship Program to identify future talent and create a pipeline of candidates. We also have a performance management tool that emphasizes a continuous feedback loop to all our employees, and a robust online training curriculum that covers topics such as leadership, communication, and productivity.

EMPLOYEE ENGAGEMENT
In 2022, we actively engaged employees with virtual, hybrid and in-person activities. Throughout the year we hosted meditation, yoga and high intensity interval training classes as well as hosted our annual walking challenge to support health and wellbeing. On Employee Appreciation Day, we held a virtual team building challenge where employees competed on teams to solve trivia questions. We also welcomed employees back into the offices with terrarium building stations where employees created landscapes to decorate their desks with plants and other natural elements. We continued our annual survey of employees on well-being, with a focus on understanding how employees perceive their physical, emotional, and financial well-being and intend to address matters as they arise.
TOTAL REWARDS
We seek to provide market competitive compensation and benefits, benchmarked against the industries in which we operate: energy, consumer services, and where appropriate, the entire market. To ensure incentives are properly aligned with business needs and can attract and retain qualified employees, the Compensation Committee actively reviews our total rewards programs, including benchmarking, risk assessment, and program design. We offer full-time employees incentives designed to motivate and reward success. We continue to evaluate our offerings, taking into consideration the needs of our employees to ensure they are competitive and best serve our employees. In 2022, management conducted a comprehensive benchmarking on Total Rewards across energy, general business, and consumer products and services and shared those results with the Compensation Committee. As a result of this effort, certain key employee programs were enhanced for 2023, several new programs were added to our voluntary benefits offerings, NRG’s retirement savings plan match was increased by 50% in the U.S. and 100% in Canada, and paid parental leave was increased to six weeks regardless of gender.
For several years, we have invested in the well-being of our employees and their families, providing programs that holistically support their physical, emotional and financial wellness. Through these programs, NRG empowers employees to take control of their well-being and focus on what matters most to them for a healthy, secure future.
For the 2022 plan year, we included well-being goals in the Annual Incentive Plan (AIP), tying a portion of incentive compensation directly to improvements in their physical, emotional and financial well-being. For the first time, we conducted a month-long, cross-departmental initiative on suicide prevention.
We continued our support of employees by partnering with the National Council for Behavioral Health to initiate our Mental Health First Aid program. This program safely, respectfully, and effectively opens the conversation about mental illness and addiction, encourages employees to recognize and take responsibility for their mental health, teaches managers to recognize and speak to employees about mental health concerns, and complements and supports existing benefit and wellness programs and Company policies and procedures.

COMMUNITY AND PHILANTHROPY
We are committed to having positive impacts on people, communities, and the environment. Our social responsibility efforts reflect what it means to lead by example in our industry and our desire to make the world brighter. It is through NRG’s philanthropic program, positiveNRG, that we create a workplace that empowers employees by supporting communities, causes and organizations that they elect to champion. The platform offers multiple touchpoints that allow for engagement with non-profit organizations, via volunteering and donations, and internal employee team building.
We encourage employees at every level of our organization to participate in positiveNRG Week, our annual week of giving, which in 2022 celebrated its fifteenth anniversary. As the COVID-19 pandemic continued to create hardship and instability for millions, positiveNRG Week continued to focus on strengthening food security. Meeting employees where they are, volunteer opportunities ranged from virtual events to unloading food deliverables and sorting donating goods at local food pantries, packaging meals and maintenance work with local community gardens. Collectively, over 203,000 pounds of food was donated, packed or prepared.

SUSTAINABLE OPERATIONS
Since environmental responsibility is instilled at every level of NRG, we have adopted an Environment-Over-Production policy, which empowers our colleagues to take actions that are necessary to comply with environmental requirements even if such actions result in reduced production at our facilities.
As part of our ongoing operations, NRG complies with numerous environmental requirements. In addition, we carefully measure and track compliance with environmental requirements and our own more stringent standards using Environmental Key Performance Indicators (EKPIs) so that we can improve continually. These measures are reported internally to management and our Board, and externally in our annual sustainability report.

Our EKPI metric counts environmental incidents such as reportable spills, permit deviations and receipt of Notices of Violation. Fewer incidents result in a lower score. In 2021, we saw an increase in EKPIs resulting from a combination of events, including more generation, increased enforcement and natural variation in small data sets. In 2022, we saw a decrease in EKPIs and continue to see improvement against our 2014 base year.

Environmental Performance Record

% of base year *(lower is better)*

BASE YEAR
94%
79%
81%
49%
56%
34%
62%
48%
2014
2015
2016
2017
2018
2019
2020
2021
2022

* Base year totals have been recalculated to reflect the composition of the NRG generation fleet. In some cases, that has resulted in differences from percentages previously reported.

We integrate environmental considerations into strategic and operational decisions. We have demonstrated our commitment by reducing our impact on the environment in several areas. Our annual SOx and NOx air emissions have declined significantly since 2014. In addition, we established industry leading 2 degree Celsius-aligned GHG emission reduction goals in 2015 and became the first power company to earn certification of these goals from the Science Based Targets initiative (SBTi). At that time, our goals were to reduce GHG emissions by 50% by 2030 and by 90% by 2050. In 2019, NRG announced the acceleration of its goals to align with prevailing climate science, which urged limiting global warming in the post-industrial era to 1.5 degree Celsius. These updated goals target a 50% reduction by 2025 from our current 2014 base year, and net-zero emissions by 2050.
In March 2021, SBTi certified these updated goals as 1.5 degree Celsius-aligned. The Company is continuing to target a 50% reduction in greenhouse gas emissions by 2025; however, assuming no mitigating events occur, current power market forecasts suggest that the projected reduction in our greenhouse gas emissions at that time will be less than the targeted goal. The Company expects these forecasts to continue to evolve over time given recent and expected future changes in regulatory policies and volatility in electricity and natural gas markets. The Company continues to actively monitor and explore various options to meet the goal when both economically and legally feasible.

U.S. CO_2e Emissions and Generation

80
60
40
20
0
73
60
42
25
50
33
52
35
2014
2020
2021
2022
U.S. CO₂e Emissions (million metric tons)
U.S. Generation (TWh)
Rest of fleet
RGGI and AB32
50% target

The chart to the right presents carbon dioxide equivalent (CO2e) emissions and generation output from our domestic generation portfolio, including leased facilities and those accounted for through equity method investments. Prior year information was adjusted to remove divested assets. Since our base year of 2014, CO2e emissions have fallen by 25 million metric tons of CO2e or 42%, equivalent to avoiding more than 62 billion miles driven by an average passenger vehicle. The decrease is attributed to reductions in fleet-wide annual net generation and a market-driven shift away from coal as a primary fuel to natural gas. The increase in emissions in 2022, as compared to 2021, was primarily due to increased generation driven by power market conditions and weather. The generation in the chart includes generation from all fuels represented in our portfolio — coal, natural gas, nuclear, oil, and renewables — which is discussed further in our Annual Report on Form 10-K. In 2022, 10.4 TWh or 20.0% of U.S. Generation was from nuclear and renewables and therefore had zero emissions.1
In furtherance of our sustainability commitment, in 2021, we added a new sustainability goal to electrify 100% of company-owned light duty fleet vehicles by 2030. NRG also joined the Climate Group’s EV100 initiative to share best practices with other organizations electrifying their fleets and to support our customers in their transition to electric vehicles.
SUSTAINABLE SUPPLIERS
Our supply chain initiatives include evaluating risks and opportunities in our purchased goods and services, enhancing the ways we select suppliers, including a focus on DEI, developing strong manufacturing standards and internal policies, and promoting environmental disclosure practices for those with whom we do business. The importance we place on supply chain transparency has also led us to pursue external collaboration with other companies in our sector through organizations such as the Natural Gas Supply Collaborative, a voluntary collaborative of natural gas purchasers, which promote safe and responsible practices for natural gas supply.
NRG has a robust Supplier Code of Conduct as well as a Human Rights & Social Responsibility in Manufacturing Standards Policy. We require all contract manufacturers (including subcontractors) to adhere to this policy. Third-party audits are conducted regularly, and we report the results of such third-party manufacturing audits to the Audit Committee.

1
Renewables generation is equivalent to the figure shown in the Net Generation table in the Annual Report on Form 10-K plus the net generation from NRG’s 54.5% ownership of Ivanpah, a concentrated solar thermal plant, which is accounted for separately as an equity method investment. Ivanpah also uses natural gas to start up its steam plant and to supplement load under certain weather conditions; in 2022, emissions associated with Ivanpah’s natural gas use represented less than 0.1% of NRG’s total power plant emissions.

STOCKHOLDER AND STAKEHOLDER ENGAGEMENT
We have a broad outreach program to discuss NRG’s long-term strategy and sustainability goals, as well as to review and seek feedback on our governance, sustainability, and compensation practices. During 2022, one or more members of management spoke with stockholders representing more than 50% of our shares outstanding.
We regularly engage with stockholders concerning our Board, governance, and executive compensation practices with the specific goal of seeking stockholder feedback. Our stockholder engagement is important to our Board’s decision-making process and has driven changes to our governance and compensation practices. We greatly value the views of our stockholders and look forward to continuing the dialogue.
In addition, we regularly engage with our stakeholders (including our stockholders) on sustainability issues. We strive to provide current, credible, and comparable data to sustainability ratings agencies while engaging investors and investor advocacy organizations on these issues. We believe that engagement with stockholders, non-government organizations (NGOs), community and industry groups, and academia, among others, helps us identify and pursue potential opportunities to decarbonize our business and better serve our customers. In support of this effort, NRG is a member of Ceres, a non-profit organization whose mission is to “mobilize investor and business leadership to build a thriving, sustainable, global economy.” With Ceres, we are able to set up a formal stakeholder advisory body, which may include key stockholders, customers, leading NGOs, policy groups, and energy experts. Additionally, we proactively engage with other leading companies and organizations to help advance standards, share best practices and drive action toward a sustainable economy.
NRG also actively supports the climate-tech community through various initiatives highlighted below, to help identify technologies and partners that could further assist in the decarbonization of our business.

Finally, NRG participates in several multi-stakeholder group consortia working to scale various decarbonization pathways.

EVolve Houston

Founding member

The Rice University Baker Institute Center for Energy Studies

Working Group on Carbon Capture, Use, and Sequestration (CCUS) and Hydrogen

The United States Business Council on Sustainable Development

Founding member, Gulf Coast Carbon Collaborative

Houston CCS Hub

Founding Member

The Greater Houston Partnership Energy 2.0, Energy Advisory, and Houston Energy Transition Initiative Steering Committees

Energy 2.0 and Energy Advisory Committees

The Rice University

Carbon Hub

University of Houston and Southern States Energy Board (SSEB)

CCUS Commercialization Effort

H2Houston Hub

Member

COMMUNICATION WITH DIRECTORS
Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

Proposals to be Voted On
PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board is comprised of 11 members, 10 of whom will stand for election at the Annual Meeting. As part of our ongoing Board succession planning, Mr. Weidemeyer will not stand for reelection. Mr. Weidemeyer will continue to serve as a director until the expiration of his term at the Annual Meeting. Our Bylaws provide that the number of directors will be determined by the Board of Directors, and the number of directors is currently set at eleven. We will reduce the number of directors to ten following the Annual Meeting.
Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation, or removal. Each of the nominees for director named in this Proxy Statement have been recommended and nominated by the Governance and Nominating Committee.
The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees to the Board listed below. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each director includes the specific experience, qualifications, attributes, and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the director nominees has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment, and vision necessary to provide effective oversight of the Company.

E. Spencer Abraham Age: 70 Director Since: 2012 Board Committees: Compensation (Chair) Nuclear Oversight
Director Qualifications and Experience
Secretary Abraham’s over two decades at the highest levels of domestic and international policy and politics give him the experience necessary to provide a significant contribution to the Board. As a former U.S. Senator and former U.S. Secretary of Energy who directed key aspects of the country’s energy strategy, he provides the Board unique insight into public policy and regulatory-related issues. In these capacities, he developed policies and regulations to ensure the nation’s energy security, oversaw the Department of Energy’s environmental management program (a multibillion-dollar environmental remediation project), was responsible for domestic oil and gas development and nuclear energy policy, and led the landmark nuclear nonproliferation program between the United States and Russia.
Business Experience
•
Chairman and Chief Executive Officer, Abraham Group LLC (2005 to present)

•
Senior Advisor, Blank Rome Government Relations LLC (May 2016 to present)

•
Secretary of Energy (2001 to January 2005)

•
U.S. Senator for the State of Michigan (1995 to 2001)

Other Public Company Boards
•
PBF Energy (August 2012 to present)

•
Two Harbors Investment Corp. (May 2014 to present)

•
Uranium Energy Corp. (October 2015 to present)

Former Public Company Boards
•
Occidental Petroleum Corporation (May 2005 to May 2020)

•
GenOn Energy, Inc. (January 2012 to December 2012)

Antonio Carrillo Age: 56 Director Since: 2019 Board Committees: Audit Compensation Nuclear Oversight
Director Qualifications and Experience
Mr. Carrillo’s executive management experience with industrial and infrastructure companies, balanced with service on a public company, customer-facing board brings not only complex management experience, but important and diverse customer perspectives to the Board.
Business Experience
•
President, Chief Executive Officer and Director, Arcosa Inc. (November 2018 to present)

•
Senior Vice President and Group President of Construction, Energy, Marine and Components of Trinity Industries Inc. (April 2018 to November 2018)

•
Chief Executive Officer, Orbia Advance Corporation (2012 to February 2018)

Former Public Company Boards
•
Dr. Pepper Snapple Group, Inc. (2015 to 2018)

•
Trinity Industries Inc. (2014 to November 2018)

Matthew Carter, Jr. Age: 62 Director Since: 2018 Board Committees: Compensation Governance and Nominating Nuclear Oversight
Director Qualifications and Experience
Mr. Carter’s experience as a chief executive officer brings valuable management expertise and significant corporate leadership, brand management and technology expertise to the Board.
Business Experience
•
Chief Executive Officer, Aryaka Networks, Inc. (September 2018 to present)

•
President, Chief Executive Officer and Director, Inteliquent, Inc. (June 2015 to February 2017)

•
President, Sprint Enterprise Solutions, Sprint Corporation (September 2013 to January 2015)

Other Public Company Boards
•
Jones Land Lasalle Incorporated (November 2018 to present)

Former Public Company Boards
•
USG Corporation (2012 to 2018)

•
Inteliquent, Inc. (2015 to 2017)

•
Apollo Education Group, Inc. (2012 to 2017)

Lawrence S. Coben Age: 64 Director Since: 2003 Board Committees: Board Chair (since 2017) Nuclear Oversight (Chair)
Director Qualifications and Experience
Dr. Coben’s experience as a chief executive officer and investor in the energy industry brings a valuable cross-section of skills to the Board. He brings to the Board significant managerial, strategic, and financial expertise, particularly as it relates to Company financings, transactions and development initiatives. In addition, as the founder of the Sustainable Preservation Initiative and current Executive Director of the Escala Initiative, he is uniquely positioned to understand and provide insight to the Board on matters relating to human rights and inequality, and as founder of Catalyst Energy Corporation, one of the first alternative energy companies in the United States, he gained extensive experience in the investment and development of sustainable energy projects.
Business Experience
•
Executive Director, Escala Initiative (formerly Sustainable Preservation Initiative) (2011 to present)

•
Consulting Scholar, University of Pennsylvania Museum of Archaeology and Anthropology (2012 to present)

•
Chairman and Chief Executive Officer, Tremisis Energy Corporation LLC and its affiliates (2003 to 2017)

•
Senior Principal, Sunrise Partners L.P. (January 2001 to January 2004)

•
Independent Consultant (1997 to January 2001)

•
Chief Executive Officer, Bolivian Power Company (1994 to 1996)

Other Public Company Boards
•
Freshpet, Inc. (November 2014 to present)

Heather Cox Age: 52 Director Since: 2018 Board Committees: Compensation Governance and Nominating (Chair) Nuclear Oversight
Director Qualifications and Experience
Ms. Cox is able to provide the Board with significant insight based on her digital transformation, innovation, technology, operations and customer service experience.
Business Experience
•
Chief Digital Health and Analytics Officer, Humana Inc. (August 2018 to June 2022)

•
Executive Vice President and Chief Technology & Digital Officer, United Services Automobile Association Inc. (October 2016 to March 2018)

•
Chief Executive Officer, Financial Technology Division and Head of Citi FinTech of Citigroup, Inc. (November 2015 to September 2016)

•
Chief Client Experience, Digital and Marketing Officer, Global Consumer Bank of Citigroup, Inc. (April 2014 to November 2015)

•
Executive Vice President, U.S. Card Operations (August 2011 to August 2014)

Other Public Company Boards
•
Atlantic Union Bank (August 2022 to present)

Elisabeth B. Donohue Age: 57 Director Since: 2020 Board Committees: Finance and Risk Management Governance and Nominating Nuclear Oversight
Director Qualifications and Experience
Ms. Donohue’s experiences in brand and consumer led marketing brings valuable diversity of thought and expertise to the Board as NRG advances its strategic transformation to a consumer services company led by dynamic retail brands. She not only brings extensive experience in global consumer marketing but has been at the forefront of both digital, data and technology advancements in the marketing ecosystem. As chief executive officer of two major marketing agencies, Ms. Donohue partnered with many of the world’s leading consumer led companies.
Business Experience
•
Chief Executive Officer, Publicis Spine (October 2017 to January 2020)

•
President of Board of Trustees, Milton Academy (2015 to 2022)

•
Publicis Management Committee (2017 to 2020)

•
Global Brand President, Starcom Worldwide (April 2016 to October 2017)

•
Chief Executive Officer, Starcom USA (2009 to 2016)

Other Public Company Boards
•
Gap Inc. (November 2021 to present)

Former Public Company Boards
•
AcuityAds Holdings Inc. (June 2021 to June 2022)

•
Synacor (May 2017 to April 2021)

Mauricio Gutierrez Age: 52 Director Since: 2016 Board Committees: Nuclear Oversight
Director Qualifications and Experience
Mr. Gutierrez’s knowledge of the Company’s assets, operations and businesses bring important experience and skills to our Board. As our President and CEO, he also provides our Board with management’s perspective regarding NRG’s day-to-day operations and overall strategic plan. His extensive energy industry and leadership experience enables him to provide essential guidance to our Board.
Business Experience
•
President and CEO (December 2015 to present) and Director (January 2016 to present), NRG Energy Inc.

•
Executive Vice President and Chief Operating Officer, NRG Energy Inc. (July 2010 to December 2015)

•
Executive Vice President — Commercial Operations, NRG Energy Inc. (January 2009 to July 2010)

•
Senior Vice President — Commercial Operations, NRG Energy Inc. (March 2008 to January 2009)

•
Interim President and Chief Executive Officer, Clearway Energy Inc. (formerly NRG Yield, Inc.) (December 2015 to May 2016)

•
Executive Vice President and Chief Operating Officer, Clearway Energy Inc. (December 2012 to December 2015)

Other Public Company Boards
•
Chipotle Mexican Grill, Inc. (March 2021 to present)

Former Public Company Boards
•
Clearway Energy Inc. (January 2016 to August 2018)

Paul W. Hobby Age: 62 Director Since: 2006 Board Committees: Audit Compensation Nuclear Oversight
Director Qualifications and Experience
Mr. Hobby brings insight to the Company’s business endeavors in Texas and beyond. The Board values his entrepreneurial, financial and mergers and acquisitions (M&A) expertise in evaluating the Company’s growth initiatives, as well as his involvement in the Houston and greater Texas community, the Company’s principal market. His engagement with the Greater Houston Partnership and with portfolio and public company boards has provided him with substantial experience analyzing and assessing business strategy and execution in the context of evolving social risks.
Business Experience
•
Managing Partner, Genesis Park, L.P. (1999 to present)

•
Chief Executive Officer Genesis Park Acquisition Corp. (November 2020 to August 2021)

•
Chief Executive Officer, Alpheus Communications, Inc. (2004 to 2011)

•
Chairman, CapRock Services Corp. (2002 to 2006)

•
Chairman and Chief Executive Officer, Texas Monthly LLC (November 2016 to July 2019)

•
Chairman of Columbine JDS Systems, Inc. (1995 to 1997)

•
Former Chairman of the Houston Branch of the Federal Reserve Bank of Dallas, the Greater Houston Partnership (2013 to 2014) and the Texas Ethics Commission (2014 to 2016)

•
Assistant U.S. Attorney for the Southern District of Texas (1989 to 1992)

•
Chief of Staff to the Lieutenant Governor of Texas, Bob Bullock (1986 to 1989)

Former Public Company Boards
•
Flotek Industries, Inc. (March 2019 to May 2022)

•
Genesis Park Acquisition Corp. (November 2020 to August 2021)

Alexandra Pruner Age: 61 Director Since: 2019 Board Committees: Audit Finance and Risk Management (Chair) Nuclear Oversight
Director Qualifications and Experience
Ms. Pruner brings extensive financial and industry experience and expertise to the Board, which is valuable to the review of the Company’s financings, transactions, and overall financial oversight. In addition, the Board also values her involvement in the Houston and greater Texas community, which is the Company’s principal market.
Business Experience
•
Senior Advisor, Perella Weinberg Partners; Tudor, Pickering, Holt & Co. (December 2018 to present)

•
Partner and Chief Financial Officer, Perella Weinberg Partners (December 2016 to November 2018)

•
Chief Financial Officer, Tudor, Pickering, Holt & Co. (February 2007 to 2016)

Other Public Company Boards
•
Plains All American Pipeline, L.P. (December 2018 to present)

Former Public Company Boards
•
Anadarko Petroleum Corporation (November 2018 to August 2019)

Anne C. Schaumburg Age: 73 Director Since: 2005 Board Committees: Audit (Chair) Finance and Risk Management Nuclear Oversight
Director Qualifications and Experience
Ms. Schaumburg brings extensive financial and M&A experience and expertise to the Board which is valuable to the review of the Company’s financings, transactions, and overall financial oversight. In addition, she is able to provide the Board with essential insight into the financial services industry and how investors may view the Company.
Business Experience
•
Managing Director and Senior Banker, Global Energy Group, Suisse First Boston (1984 to 2002)

•
Credit Suisse Power Group (1994 to 1999)

Other Public Company Boards
•
Brookfield Infrastructure Partners (2008 to present)

•
Brookfield Asset Management Reinsurance Partners (2021 to present)

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary vote is specified.

DIRECTOR COMPENSATION
ELEMENTS OF DIRECTOR COMPENSATION
The total annual compensation received by our directors for their service as Board members and Chairs of the Committees of the Board, if applicable, is described in the chart below.
Compensation Element	Compensation Amount ($)
Annual Cash Retainer	100,000
Annual Equity Retainer	179,000
Annual Board Chair Retainer	200,000
Audit Committee Chair Retainer	35,000
Other Committee Chair Retainer	20,000
Employee Directors	No compensation
A non-employee director who is newly appointed to the Board, other than in connection with an annual meeting of stockholders, receives the Annual Equity Retainer and a pro rata portion of the Annual Cash Retainer upon appointment.
With respect to Board Chair and Committee Chair Retainers, 50% is received in the form of cash and 50% is received in the form of Deferred Stock Units (DSUs). Directors may, however, elect to receive the cash portion of their annual compensation as DSUs. Each DSU is equivalent in value to one share of NRG’s common stock and represents the right to receive one such share of common stock payable at the time elected by the director or immediately if no such election is made, or in the event the director does not make an election with respect to payment in a particular year, in accordance with his or her prior deferral election. In the event that a director’s service with the Company is terminated for any reason other than cause, DSU awards are payable in accordance with such director’s deferral election. If a director’s service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each non-employee director also receives dividend equivalent rights (DERs) which become exercisable proportionately with the DSUs to which they relate.
DETERMINATION OF BOARD CHAIR COMPENSATION
As discussed in greater detail below, the Compensation Committee and Board (with the Chair of the Board recusing himself from discussions and decisions on Chair compensation) rely on market data as well as other factors in determining independent Chair compensation.
In 2021, in order to provide a comprehensive view of the market, Pay Governance compiled competitive market data for our Chair of the Board based on a general industry sample of 20 companies with independent, non-executive chairs as well as the two remaining publicly traded independent power companies of comparable scope to NRG at that time (AES Corporation and Vistra Corp.). The general industry sample included companies in a broad cross-section of industries that have a combination of revenue and market cap similar to NRG. For 2021, NRG’s average ranking on a revenues and market cap basis was at the 51st percentile of the general industry group. While more comparable from an industry perspective, during 2021, total revenue reported by Vistra Corp. and AES Corporation was less than half of the total revenue reported by NRG. Relative to the market data, total direct compensation (sum of all cash and equity retainers) for our Chair of the Board was just below the 50th percentile (median) of the general industry group, modestly above Vistra Corp. and close to AES Corporation, at the time of the analysis.

In addition to the market data, the Compensation Committee and Board consider the following factors in determining the compensation for the Board’s independent Chair: the Chair’s role in a variety of significant strategic initiatives; the time commitment spent by the Chair on Company-related matters; participation in all Board and Committee meetings; participation in the CEO evaluation process and succession planning; and engagement and frequency of discussions with management regarding the Company’s strategic direction.
DIRECTOR COMPENSATION FISCAL YEAR ENDED DECEMBER 31, 2022
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
E. Spencer Abraham	110,000	189,011	299,011
Antonio Carrillo	100,000	179,003	279,003
Matthew Carter, Jr.	100,000	179,003	279,003
Lawrence S. Coben	200,000	279,036	479,036
Heather Cox	110,000	189,011	299,011
Elisabeth B. Donohue	100,000	179,003	279,003
Paul W. Hobby	100,000	179,003	279,003
Alexandra Pruner	110,000	189,011	299,011
Anne C. Schaumburg	117,500	196,517	314,017
Thomas H. Weidemeyer	100,000	179,003	279,003
(1)
Reflects the grant date fair value of DSUs awarded in 2022 determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for fiscal year 2022. The grant date fair value was based on the closing price of our common stock, as reported on the NYSE, on the date of grant, which was $45.49 per share of common stock on June 1, 2022.

The following table sets forth the aggregate number of stock awards (DSUs and DERs) held by each of the non-employee directors as of December 31, 2022. The non-employee directors did not own any option awards as of December 31, 2022.
Name	Stock Awards
E. Spencer Abraham	63,218
Antonio Carrillo	4,708
Matthew Carter, Jr.	30,062
Lawrence S. Coben	132,845
Heather Cox(1)	20,173
Elisabeth B. Donohue	15,224
Paul W. Hobby(2)	0
Alexandra Pruner	19,430
Anne C. Schaumburg	82,343
Thomas H. Weidemeyer	34,876
All DSUs held by the directors are payable upon termination of service as a Board member, other than the DSUs held by the following directors:
(1)	Ms. Cox holds 4,906 DSUs and 544 DERs, which are payable on May 31, 2024. In addition, Ms. Cox holds 5,176 DSUs and 273 DERs, which are payable on June 1, 2026.
(2)	Mr. Hobby elected to convert his DSUs to shares of NRG common stock immediately on the date of grant.
DIRECTOR STOCK OWNERSHIP GUIDELINES
Directors are required to retain all stock received as compensation for the duration of their service on the Board, although they may sell shares as necessary to cover tax liability associated with the conversion of DSUs to common stock. Exceptions to these requirements may be made by the Board under special circumstances. No exceptions to such requirements were made for 2022.

PROPOSAL NO. 2
ADOPTION OF THE NRG ENERGY, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
On February 23, 2023, the Board approved an amendment and restatement of the ESPP which includes a reduction in the price at which our employees may purchase shares of the Company pursuant to the ESPP from 95% to 90% of the fair market value of the shares on the applicable date, adds 4,400,000 shares to the ESPP, and makes other technical amendments, including the allowance of a refund of a participant’s account balance if the amount is less than the fair market value of a share of common stock and the participant has not elected to make payroll deductions. Upon approval, the Board directed that the ESPP with amendments be submitted for stockholder adoption at the Annual Meeting. If this proposal to adopt the ESPP is approved by stockholders at the Annual Meeting, the ESPP, as amended and restated, will be effective as of April 1, 2023.
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (Code). The Board believes that the ESPP is a key benefit to employees and an important part of our total rewards program. It provides a convenient way for our employees to purchase shares of our common stock at a discounted price, which gives employees a vested interest in our success and aligns their interests with that of our stockholders. The closing price of NRG’s common stock on March 6, 2023 was $34.38.
HISTORY OF THE ESPP
The ESPP, established July 1, 2008, is designed to attract and retain talented employees necessary for our continued growth and success. As initially established, the Board authorized, and stockholders approved, an aggregate of 500,000 shares of our common stock for issuance under such plan. In 2012, the ESPP was amended to add 1,000,000 shares. In 2014, the ESPP was amended and restated to add 800,000 more shares, modify the definition of  “option price,” expand the definition of  “compensation,” extend the term of the ESPP to December 31, 2023, and make other technical changes. In 2017, the ESPP was amended to add 3,000,000 shares, extend the term of the ESPP to December 31, 2026, and make other technical changes.
DESCRIPTION OF THE ESPP
The following provides a summary of the principal features of the ESPP. The ESPP is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.
PURPOSE
The purpose of the ESPP is to increase employee alignment with stockholders by facilitating and encouraging share ownership by our eligible employees and those of our subsidiaries, and providing a mechanism to assist officers and other key employees to meet any applicable stock ownership guidelines.
ELIGIBILITY
Each employee of the Company or any designated subsidiary who, as of an “offering date,” has or will have at least 60 days of continuous service prior to the start of the next option period under the ESPP may become a participant in the ESPP (Participant). Participation is documented through executing and delivering a Participation Election notice to the Company prior to such offering date. Approximately 6,500 employees will be eligible for the ESPP as of March 6, 2023. No employee may participate in the ESPP if such employee, immediately after an offering date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company, its parent (if applicable) or any subsidiary.

OFFERING PERIODS
There are two offering periods each year. An offering date occurs each April 1 and October 1, and commences an offering period. An option period is the six month period beginning on each offering date. The last day of an offering period (September 30 and March 31) is an exercise date on which shares of common stock are purchased for the completed offering period.
ADMINISTRATION
Subject to oversight by the Board, the ESPP Committee has the authority to administer the ESPP and to make and adopt rules and regulations consistent with the provisions of the ESPP and the Code and provide all notices required by the ESPP. Its interpretations and decisions with respect to the ESPP will be final and conclusive. The ESPP Committee has the authority to appoint an employee as plan manager and to delegate to the plan manager such authority with respect to the administration of the ESPP as the ESPP Committee, in its sole discretion, deems advisable from time to time.
SHARES AVAILABLE UNDER THE ESPP
As amended, there are 9,700,000 treasury shares reserved for the ESPP. The aggregate number of shares which may be purchased under the ESPP will not exceed the number of shares reserved for the ESPP. As of March 6, 2023, 2,806,626 shares have been issued under the ESPP, thereby leaving 6,893,374 shares available for issuance following the adoption of the ESPP by stockholders at the Annual Meeting.
In the event that adjustments are made in the number of outstanding shares of our common stock or such shares are exchanged for a different class of our stock or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Board must make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase, or purchased, under the ESPP, and (b) the option price. All such adjustments will be made in the sole discretion of the Board, and its decisions will be binding and conclusive.
ENROLLMENT AND CONTRIBUTIONS
Payment for shares of our common stock purchased under the ESPP will be made by authorized payroll deductions from each payment of a Participant’s compensation in accordance with instructions received from a Participant for an option period. Deductions will be expressed as a whole number percentage which will be at least 1% but not more than 10% of eligible compensation. To the extent authorized by the ESPP Committee for any full calendar year under the ESPP (Plan Year), a Participant may authorize a deduction from his or her cash bonus compensation. During an option period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that option period remain in the Participant’s account to purchase common stock on the next exercise date, as long as he or she is an employee as of that exercise date. Any Participant who discontinues payroll deductions during an option period may again become a Participant for a subsequent option period by executing and filing another Participant Election form.
PURCHASE OF SHARES
As amended, the option price per share of the common stock sold to Participants under the ESPP is equal to the lesser of  (a) 90% of the fair market value of a share on the offering date (first day) of an option period, and (b) 90% of the fair market value of a share on the exercise date (last day) of an option period. As long as our common stock is traded on an exchange, the fair market value equals the closing price of the common stock on such exchange. In no event can the option price per share be less than the par value of the common stock.
On each exercise date, the amount in a Participant’s account will be charged with the aggregate option price of the whole number of shares of common stock which can be purchased with such amount. The balance, if any, in such account is carried forward to the next succeeding option period, unless (i) the Participant requests that excesses be refunded, or (ii) as amended, if the Participant does not elect to make payroll deductions for the next option period, in which case the balance will be refunded.
No employee will be granted an option under the ESPP if, immediately after the grant, such employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary or parent of the Company would accrue at a rate which exceeds the lesser of: (a) $25,000 or (b) an amount equal to 10% of the employee’s annualized base salary in effect at the start of such offering period, in each case based on the fair market value of such shares (determined at the time such option is granted); provided, however, that for any Plan Year in which such option would be outstanding at any time, the employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary or parent of the Company may not accrue at a rate which exceeds twenty-five thousand dollars ($25,000) in the aggregate (as determined at the time such option is granted). Neither we nor any subsidiary currently has any other employee stock purchase plan in place.
Unless otherwise determined by the Compensation Committee, any shares purchased by a Participant are subject to a one year holding period from the date of purchase.
TERMINATION OF PARTICIPATION
A Participant may withdraw from the ESPP at any time by filing a notice of withdrawal prior to the close of business on an exercise date. Upon withdrawal, the entire amount, if any, that remains in the Participant’s account to purchase common stock is refunded to the Participant without interest. Any Participant who withdraws from the ESPP may again become a Participant in accordance with plan rules at the start of the next option period.
If a Participant ceases to be eligible to participate in the ESPP for any reason, the amount in such Participant’s account will be refunded or distributed to the Participant, or in the case of death, the Participant’s designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the ESPP Committee in cases where such a refund or distribution may not be possible.
NUMBER OF SHARES PURCHASED BY CERTAIN INDIVIDUALS AND GROUPS
Given that the number of shares of common stock that may be purchased under the ESPP is determined by the fair market value of the common stock on the offering date or exercise date and given that participation in the ESPP is voluntary on the part of eligible employees, the actual number of shares that may be purchased by any individual is not determinable. All Participants, however, are subject to the limitations on the amount that can be invested, as set forth in the ESPP and described above.
AMENDMENT AND TERMINATION
The Board or the Compensation Committee may at any time, or from time to time, amend, modify, or terminate the ESPP in any respect, except that, without approval of the stockholders, no amendment may increase the aggregate number of shares reserved under the ESPP, materially increase the benefits accruing to Participants (as amended, other than the purchase price of the shares) or materially modify the requirements as to eligibility for participation in the ESPP. Any amendment of the ESPP must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the common stock is listed.
Unless otherwise terminated by the Board or the Compensation Committee, the ESPP will terminate on December 31, 2026.

U.S. TAX ASPECTS
Neither the grant of an option, nor the exercise of an option, under the ESPP will have any tax consequences to Participants or us under federal tax laws. Tax consequences for a Participant will not arise until the Participant disposes of the common stock acquired under the ESPP. The tax treatment on disposition of common stock will depend on whether the Participant disposes of the common stock before or after the expiration of the “statutory holding period,” i.e., the later of two years after the grant of the option or one year after the option is exercised.
If the Participant disposes of common stock acquired under the ESPP after the expiration of the statutory holding period, he or she will recognize ordinary income equal to the lesser of: (a) the excess of the fair market value of the common stock on the grant date over the option price and (b) the excess of the amount realized on the disposition of common stock over the option price. Any additional gain realized from the disposition of the shares will be treated as capital gain. If the Participant disposes of the common stock acquired under the ESPP before the expiration of the statutory holding period, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock on the exercise date, over the option price. Any additional gain realized from the disposition will be treated as capital gain. We will be entitled to a deduction equal to the amount of ordinary income recognized by the Participant in the event of a disposition before the expiration of the statutory holding period.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
AS OF DECEMBER 31, 2022
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	2,865,336(1)	$ —	10,673,145(2)
(1)
Consists of shares issuable under the NRG LTIP and the ESPP. The NRG LTIP became effective upon the Company’s emergence from bankruptcy. On April 27, 2017, the NRG LTIP was amended and restated to increase the number of shares available for issuance to 25,000,000. The ESPP, as amended and restated, was approved by the Company’s stockholders on April 27, 2017, and became effective April 28, 2017. As of December 31, 2022, there were 2,493,374 shares reserved from the Company’s treasury shares for the ESPP.

(2)	Consists of 8,179,771 shares of common stock under NRG’s LTIP and 2,493,374 shares of treasury stock reserved for issuance under the ESPP.

The Board recommends, on the advice of the Compensation Committee, a vote “FOR” the adoption of the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan. Proxies received by the Board will be voted “FOR” the adoption unless a contrary vote is specified.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at this year’s Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K of the rules and regulations under the Securities Act of 1933, as amended (Securities Act). Currently, this vote is conducted every year. Subject to the results of the Say on Frequency Proposal, the next vote will occur at the 2024 Annual Meeting of Stockholders.
As described more fully in the CD&A beginning on page 57, the Company’s executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company’s compensation program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long- term business strategy.
This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the named executive officer compensation as disclosed in this Proxy Statement, stockholders’ concerns will be considered, and the Board and the Compensation Committee will evaluate actions necessary to address those concerns.

The Board recommends a vote “FOR” the approval of the Company’s executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted “FOR” the approval of the Company’s named executive officer compensation unless a contrary vote is specified.

PROPOSAL NO. 4
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in Proposal No. 3, the Company’s stockholders are provided the opportunity to cast an advisory vote to approve the compensation of the Company’s named executive officers, that is, the “say on pay” vote. Section 14A of the Exchange Act also affords stockholders the opportunity to cast an advisory vote on how often the Company should include the say on pay vote in its proxy materials for future annual stockholder meetings (or other meetings of stockholders at which directors will be elected). Under this Proposal No. 4, stockholders may vote to have the say on pay vote every one year, two years, or three years, or abstain from the vote. At the Company’s 2017 Annual Meeting of Stockholders, the stockholders voted to have the say on pay vote annually.
Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the say on pay vote.
The Board has determined that an annual say on pay vote is the best approach for the Company and its stockholders because the Board believes that a one-year frequency provides the highest level of accountability and communication by and between the Board and the stockholders. An annual say on pay vote enables stockholders to approve the compensation of the named executive officers with the most recent executive compensation information presented in the Proxy Statement for the annual meeting of stockholders. In addition, the Board recognizes the importance of receiving regular, direct input from stockholders on important issues such as the Company’s compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. An annual vote is consistent with Company policies of annually seeking input from, and engaging in discussions with, the stockholders on corporate governance matters and executive compensation philosophy, policies and practices.
For the reasons stated above, the Board recommends a vote for a “one year” frequency for the say on pay vote. Please note that stockholders are not voting to approve or disapprove the best approach determined by the Board with respect to this proposal. Rather, stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, or three years, or by abstaining from the vote.
Because this is only an advisory vote, the Board may decide that it is in the best interests of the stockholders and the Company to hold the say on pay vote more or less frequently than the option selected by the stockholders.

The Board recommends a vote for the frequency of  “ONE YEAR” for the advisory vote on executive compensation. Proxies received by the Board will be voted for the frequency of  “ONE YEAR” unless a contrary vote is specified.

PROPOSAL NO. 5
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2023 FISCAL YEAR
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of  (i) the independent registered public accounting firm’s qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the 2023 fiscal year at a meeting held in February. KPMG LLP has been retained as the Company’s independent registered public accounting firm continuously since May 2004. In accordance with SEC rules and KPMG LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of KPMG LLP’s lead audit partner.
The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2023 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote “FOR” the ratification of the appointment of
KPMG LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year. Proxies received by the Board will be voted “FOR”
ratification unless a contrary vote is specified.

Executive Officers
Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.
Mauricio Gutierrez
Age 52
President and Chief Executive Officer
For biographical information for Mauricio Gutierrez, see “Nominations for Director.”
Alberto Fornaro
Age 58
Executive Vice President and Chief Financial Officer
Mr. Fornaro has served as our Executive Vice President and Chief Financial Officer since June 2021. Before joining us, he was Chief Financial Officer of Coupang, Inc. (Coupang) from February 2020 to December 2020 and had served as a Senior Advisor to Coupang from December 2020 to May 2021. Prior to that, he served in various positions at International Gaming Technology plc (IGT) from 2011 to January 2020, where he had most recently served as Executive Vice President and Chief Financial Officer since 2013. Before IGT, Mr. Fornaro was Group CFO and President of the Europe, Middle East, and Africa division at Doosan Infracore Construction Equipment. Mr. Fornaro also served as General Manager and CFO of Technogym and spent 12 years in finance at CNH Global/Fiat Group in Italy and in the United States.
Bruce Chung
Age 49
Executive Vice President, Strategy, M&A and NRG Services
Mr. Chung has served as our Executive Vice President, Strategy, M&A, and NRG Services since July 2022. Prior to his service as Executive Vice President, Mr. Chung served as Senior Vice President of Strategy, M&A, and NRG Services from August 2016 to July 2022. Mr. Chung served as a Managing Director at Energy Impact Partners, a private equity firm focused on energy technology investments, in 2016. Prior to his employment with Energy Impact Partners, Mr. Chung served in a number of different capacities focused on large-scale project and new business development at NRG from May 2008 to January 2016. Prior to his initial employment with us, Mr. Chung served as a director in the investment banking division of Citigroup and its predecessor firms providing capital markets advisory and M&A services to a number of regulated and unregulated power companies. During his banking career, Mr. Chung worked on a number of large capital markets and M&A transactions, including multiple assignments for the Company.
Brian Curci
Age 45
Executive Vice President, Legal and General Counsel
Mr. Curci has served as our Executive Vice President, General Counsel since March 2021. He also served as our Senior Vice President and General Counsel from March 2018 to March 2021 and Senior Vice President and Deputy General Counsel from April 2017 to March 2018. Since joining us in 2007, Mr. Curci has served in various other legal roles, including as Corporate Secretary from October 2011 to July 2018. Prior to joining us, Mr. Curci was a corporate associate with the law firm Saul Ewing LLP in Philadelphia.

Robert J. Gaudette
Age 49
Executive Vice President, NRG Business
Mr. Gaudette has served as our Executive Vice President, NRG Business since April 2022. Prior to that, Mr. Gaudette served as Senior Vice President, Business Solutions since December 2013. Prior to December 2013, Mr. Gaudette was Senior Vice President, C&I and Origination, starting in August 2013, and Senior Vice President, Product Development & Origination following the acquisition of GenOn in December 2012. Mr. Gaudette served as Senior Vice President and Chief Commercial Officer at GenOn from December 2010 to December 2012 and served as Vice President of Mirant’s Mid-Atlantic business unit from August 2009 to December 2010. During his career at Mirant, which began in 2001, Mr. Gaudette worked in various other capacities including Director of West Power, Director of NYMEX Trading, Assistant to the Chief Operating Officer and NYMEX natural gas trader. Mr. Gaudette serves on the advisory board of Shift, an early stage company that provides a platform advising veterans on job prospects and linking them to opportunities.
Elizabeth Killinger
Age 53
Executive Vice President, NRG Home
Ms. Killinger has served as Executive Vice President, NRG Home since February 2016. Prior to that, she had served as Senior Vice President in various Retail Operations roles with us since December 2010. Ms. Killinger has been with us and our predecessors since 2002 and has held various operational and business leadership positions within the retail organization. Prior to joining us, Ms. Killinger spent a decade providing strategy, management and systems consulting to energy, oilfield services and retail distribution companies across the U.S. and in Europe.
Christopher Moser
Age 52
Head of Competitive Markets and Policy
Mr. Moser has served as our Head of Competitive Markets and Policy since March 2022. Mr. Moser served as our Executive Vice President, Operations from January 2018 to March 2022. He previously served as Senior Vice President, Operations of NRG, with responsibility for Plant Operations, Commercial Operations, Business Operations and Engineering and Construction, beginning in March 2016. From June 2010 to March 2016, Mr. Moser served as Senior Vice President, Commercial Operations. In this capacity, he was responsible for the optimization of our wholesale generation fleet. Mr. Moser serves on the board of trustees of the Princeton- Blairstown Center, a New Jersey non-profit that provides adventure-based, experiential education to historically marginalized youth.
Emily Picarello
Age 42
Corporate Controller
Ms. Picarello has served as our Principal Accounting Officer since February 2022. Ms. Picarello joined the Company in December 2018 and served as Assistant Controller for the Company through November 2021, when she was promoted to Vice President and Corporate Controller. Prior to her employment with the Company, Ms. Picarello spent over seven years with PVH Corp., a global apparel company, first as the Director of Financial Reporting and then as the Vice President, Financial Reporting. Prior to Ms. Picarello’s time with PVH Corp., she was an auditor with KPMG LLP for over eight years, holding various positions including Audit Senior Manager. Ms. Picarello is a certified public accountant.

Stock Ownership of Directors, Named Executive Officers
and Certain Beneficial Owners
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information concerning beneficial ownership of the Company’s common stock as of March 6, 2023, for: (a) each director and the nominees for director; (b) named executive officers (NEOs); and (c) all current directors and executive officers as a group. The percentage of beneficial ownership is based on 232,269,883 shares of common stock outstanding as of March 6, 2023. The percentage of beneficial ownership also includes any shares that such person has the right to acquire within 60 days of March 6, 2023. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth in the following table.
The address of the directors and executive officers is c/o NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.
Directors and Executive Officers	Common Stock(1)	Percent of Class (%)
Mauricio Gutierrez	1,023,752	*(2)
Alberto Fornaro	6,786	*(3)
Elizabeth Killinger	91,976	*(4)
Brian Curci	41,443	*(5)
Christopher Moser	147,201	*(6)
Lawrence S. Coben	151,180	*(7)
E. Spencer Abraham	70,593	*(8)
Antonio Carrillo	27,497	*(9)
Matthew Carter, Jr.	30,388	*(10)
Heather Cox	31,066	*(11)
Elisabeth B. Donohue	17,890	*(12)
Paul W. Hobby	89,320	*
Alexandra Pruner	19,726	*(13)
Anne C. Schaumburg	93,275	*(14)
Thomas H. Weidemeyer	88,323	*(15)
All Directors and Executive Officers as a group (18 people)	1,998,026	*(16)

*	Less than one percent of outstanding common stock.
(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights.

(2)
Excludes 187,117 RSUs, 392,156 relative performance stock units (RPSUs) and 19,401 DERs. DERs become exercisable proportionately with the RSUs or RPSUs to which they relate. Each DER is the right to receive one share of NRG common stock and becomes exercisable proportionately with the RSUs or RPSUs to which they relate. Each RSU represents the right to receive one share of NRG common stock upon vesting. Each RPSU represents the potential to receive common stock based upon NRG achieving a certain level of total shareholder return relative to NRG’s peer group over a three-year performance period.

(3)	Excludes 42,861 RSUs, 84,058 RPSUs and 3,860 DERs.
(4)	Excludes 33,560 RSUs, 71,046 RPSUs and 3,571 DERs.
(5)	Excludes 28,082 RSUs, 56,732 RPSUs and 2,601 DERs.
(6)	Excludes 19,313 RSUs, 47,499 RPSUs and 3,159 DERs.
(7)	Includes 123,298 DSUs and 10,496 DERs, payable in the event Dr. Coben ceases to be a member of the Board.
(8)	Includes 56,179 DSUs and 7,729 DERs, payable in the event Secretary Abraham ceases to be a member of the Board.
(9)	Includes 4,241 DSUs and 517 DERs, payable in the event Mr. Carrillo ceases to be a member of the Board.
(10)	Includes 27,714 DSUs and 2,675 DERs, payable in the event Mr. Carter ceases to be a member of the Board.
(11)	Includes 18,865 DSUs and 1,528 DERs, payable in the event Ms. Cox ceases to be a member of the Board.
(12)	Includes 14,452 DSUs and 938 DERs, payable in the event Ms. Donohue ceases to be a member of the Board.
(13)	Includes 18,200 DSUs and 1,442 DERs, payable in the event Ms. Pruner ceases to be a member of the Board.
(14)	Includes 76,139 DSUs and 6,801 DERs, payable in the event Ms. Schaumburg ceases to be a member of the Board.
(15)	Includes 34,876 DSUs, payable in the event Mr. Weidemeyer ceases to be a member of the Board.
(16)	Consists of the total holdings of directors, NEOs, and all other executive officers as a group.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The following table sets forth information for each person known to the Company to own more than five percent of the Company’s common stock, as of the date of their most recent Schedule 13D or Schedule 13G filing, as applicable, with the SEC. Percentage of beneficial ownership is based on 232,269,883 shares of common stock outstanding as of March 6, 2023. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.
Principal Stockholder	Common Stock	Percent of Class (%)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	31,554,624	13.59(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	29,675,659	12.78(2)
State Street Corporation One Lincoln Street Boston, Massachusetts 02111	14,686,233	6.32(3)
Putnam Investments, LLC 100 Federal Street Boston, Massachusetts 02110	12,579,571	5.42(4)
(1)
Based upon information set forth in the Schedule 13G filed on February 9, 2023 by The Vanguard Group, Inc. (Vanguard), Vanguard has sole dispositive power over 30,580,683 shares. Vanguard has shared voting power over 311,967 shares and shared dispositive power over 973,941 shares.

(2)
Based upon information set forth in the Schedule 13G filed on January 23, 2023 by Blackrock, Inc. Blackrock, Inc. has sole voting power over 28,120,392 shares and sole dispositive power over 29,675,659 shares.

(3)
Based upon information set forth in the Schedule 13G filed on February 3, 2023 by State Street Corporation. State Street Corporation has shared voting power over 13,603,494 shares and shared dispositive power over 14,683,342 shares.

(4)
Based upon information set forth in the Schedule 13G filed on February 14, 2023 by Putnam Investments, LLC (Putnam). Putnam has sole voting power over 3,709,948 shares and sole dispositive power over 12,579,571 shares.

Certain Relationships and Related Person Transactions
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
The Board has adopted written policies and procedures to address potential or actual conflicts of interest and the appearance that decisions are based on considerations other than the best interests of NRG that may arise in connection with transactions with certain persons or entities (Related Person Policy). The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all “Related Person Transactions,” which are all transactions, arrangements or relationships in which:
•
the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•
the Company is a participant; and

•
any Related Person (as that term is defined below) has or will have a direct or indirect interest.

A “Related Person” is:
•
any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

•
any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;

•
any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

A Related Person Transaction is subject to review and approval or ratification by the Governance and Nominating Committee. If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Governance and Nominating Committee. As part of its review of each Related Person Transaction, the Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Governance and Nominating Committee and do not require separate approval or ratification.
Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Governance and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Governance and Nominating Committee’s guidelines. The Governance and Nominating Committee’s activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board.

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS

OTHER ITEMS
COMPENSATION TABLES	72
Summary Compensation Table for Fiscal Year Ended December 31, 2022	72
Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2022	74
Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended December 31, 2022	77
Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2022	78
Pension Benefits for Fiscal Year Ended December 31, 2022	79
EMPLOYMENT AGREEMENTS	79
SEVERANCE AND CHANGE-IN-CONTROL.	79
CEO PAY RATIO	82
PAY VERSUS PERFORMANCE	82

EXECUTIVE SUMMARY
The objectives of our executive compensation program are to align executive pay with stockholder value and to motivate executives to achieve our corporate goals. This CD&A describes the elements, implementation, and 2022 results of our executive compensation program.
At our 2022 Annual Meeting of Stockholders, we received 97% support for our say on pay proposal. As a result, we believe that our stockholders understand that our pay practices demonstrate our commitment to pay for performance and that our compensation program, policies, and practices align with this commitment. Our Board and Compensation Committee consider the results of the say on pay proposal each year in informing annual compensation decisions.
In 2022, we made significant strides in our evolution as a consumer services company. In December 2022, we announced entry into an agreement to acquire Vivint Smart Home, Inc. (Vivint), a transaction that we believe will accelerate the realization of our consumer-focused growth strategy. Through this acquisition, which closed on March 10, 2023, the combined company is expected to be the leading essential home solutions provider with an extensive network of approximately 7.4 million customers across North America. We expect the integration of Vivint’s operations to strengthen our core platform and diversify our financial profile with more predictable earnings through Vivint’s subscription-based model and long customer tenure of nine years. Following the acquisition, the combined company has approximately 18,000 employees, including Vivint’s seasonal direct sales and installation force.
While continuing to execute on our disciplined capital allocation plan, we also produced the following results in line with our business strategy in 2022:
•
Continued to optimize our portfolio with the planned retirement of Astoria and related land sale, and the disposition of the Watson generating facility.

•
Realized $259 million of synergies from the Direct Energy acquisition, equivalent to 86% of our targeted goal of  $300 million by the end of 2023.

•
Maintained top decile safety performance and increased performance against our EKPIs.

Despite the above accomplishments, our shareholder return performance was disappointing in 2022; thus, our NEOs received a zero payout on January 2, 2023, as a result of the decrease of the Company’s TSR relative to our performance peer group over the three-year period.

Our compensation program ties a significant portion of our NEOs’ overall compensation to the achievement of increases in TSR through our long-term compensation program. NEOs receive two-thirds of their equity awards in RPSUs. The quantity of shares received by NEOs upon the vesting of an RPSU award is a function of the Company’s TSR performance relative to our performance peer group over a three year-period. The most recent three-year cycle ended January 2, 2023 (based on a common stock price as of December 31, 2022) and the Company’s TSR (as calculated in accordance with the terms of the outstanding RPSUs) decreased by 6.57%. As a result, the RPSU awards scheduled to vest on January 2, 2023, were forfeited. The decrease in TSR at the end of 2022 followed the announcement of NRG’s acquisition of Vivint. While the Compensation Committee acknowledged that, prior to the announcement, the RPSUs were projected to vest at 112% of target, it did not make any adjustments, thereby allowing the compensation program to function as envisioned.

In line with the Compensation Committee’s commitment to align pay with performance, the total annual incentive achievement for 2022 resulted in a below-target payout at 53% of target as a result of lower 2022 results.

As described in this CD&A, awards under our Annual Incentive Plan (AIP) are based on certain Company performance metrics, the results of which are reviewed and applied to the AIP awards given to the NEOs. For 2022, the Adjusted EBITDA achievement was below target at 86%, the Adjusted Free Cash Flow and Credit Ratio both failed to achieve threshold performance and were therefore at 0%, and the ESG achievement was above target at 156%. Based on these results and the weighting approved by our Compensation Committee, the Company achieved an overall performance of 53% of target. As a result, our NEOs received AIP awards at 53% of target, commensurate with Company performance for 2022.

KEY GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation program, policies and practices incorporate several key governance features, aligning with the following compensation best practices in 2022:
✓ What We Do:

✓
Pay for performance, including:

◦
Providing for a large portion of NEO compensation that is variable and at risk,

◦
Delivery of a substantial majority of long-term incentive compensation using performance-based equity and

◦
Requiring above-median performance for vesting of long-term incentive compensation awards at target

✓ Require a double trigger for the payment of cash severance and the vesting of equity upon a change-in-control
✓ Include clawback policies in our compensation plans
✓ Maintain robust stock ownership guidelines for our NEOs
✓ Provide market-level retirement benefits
✓ Denominate and settle all long-term incentive awards in equity
✓ Engage an independent compensation consultant to advise us on matters surrounding our compensation plans and settle all long-term incentive awards in equity
✓ Ensure our compensation practices do not encourage undue risk taking (e.g., engage in robust risk monitoring and limiting payments made under our AIP and performance equity program)
✓ Engage in a comprehensive performance evaluation process for all NEOs and annual management succession and leadership development efforts
✓ Hold an annual say on pay vote
✓ Conduct a gender and race pay equity survey at least every three years
× What We Don’t Do:
× No excise tax gross-ups upon a change-in-control and no tax gross-ups on perquisites or benefits
× No pledging or hedging of the Company’s stock by NEOs or directors
× No employment agreements for executive officers with the exception of our CEO
× No guaranteed bonus payments for our NEOs
× No guaranteed salary increases for NEOs
× No supplemental executive retirement plans
× No grants below 100% of fair market value
× No loans to executives for purchases of Company securities on margin
× No backdating or repricing of stock options
× No dividend equivalent rights on unearned equity awards
× No trades of our stock by our officers and directors without preclearance
× No excessive perquisites

EXECUTIVE COMPENSATION PROGRAM
2022 NAMED EXECUTIVE OFFICERS
This CD&A describes our executive compensation program for our NEOs in 2022. For 2022, the NEOs were as follows:
NEO	Title
Mauricio Gutierrez	President and Chief Executive Officer
Alberto Fornaro	Executive Vice President and Chief Financial Officer
Brian Curci	Executive Vice President, Legal and General Counsel
Elizabeth Killinger	Executive Vice President, NRG Home
Christopher Moser	Head of Competitive Markets and Policy
GOALS AND OBJECTIVES OF THE PROGRAM
Our Compensation Committee designs and implements an executive compensation program that is intended to:
•
closely align our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk;

•
support our long-term business strategy, while rewarding our executive team for their contributions to Company results and their individual accomplishments;

•
allow us to recruit and retain a top-tier executive team in a competitive industry and to motivate our executive team to achieve superior performance over sustained periods;

•
provide competitive compensation opportunities while adhering to market standards for compensation; and

•
complement and advance NRG’s power values, which are an integral part of our company culture and include safety and well-being, customer-focus, collaboration, accountability, and diversity, equity and inclusion (Power Values).

The Compensation Committee is committed to aligning executives’ compensation with performance. The Compensation Committee’s objectives are achieved through the use of both short-term and long-term incentives. For 2022, pay for our NEOs was targeted at the median of the market. In addition, through the AIP, our NEOs are rewarded for achieving annual corporate and individual goals. Our long-term incentive compensation program is designed to reward our NEOs for long-term TSR outperformance.

THE COMPENSATION PROCESS
COMPENSATION CONSULTANT
Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees.
Pay Governance, the Compensation Committee’s independent compensation consultant since 2015, assists with executive and director pay assessments and works with the Compensation Committee to review the design of the executive compensation program.
Pay Governance reports directly to the Compensation Committee and provides no other remunerated services to the Company. Pay Governance does not provide services to any of our affiliates. In accordance with SEC rules and requirements, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pay Governance (or any individuals working on the Company’s account on behalf of Pay Governance).
SURVEY ANALYSIS FOR EXECUTIVE COMPENSATION
Given the consolidation within the deregulated power industry, as well as NRG’s asset-light, consumer-driven business strategy, the Compensation Committee, with guidance from Pay Governance, reviews size-adjusted compensation survey data for the three major industry sectors in which the Company competes for talent: energy industry, consumer products industry and general industry.
ELEMENTS OF COMPENSATION
Our Compensation Committee considers a variety of components in its evaluation of compensation packages. While a portion of our compensation is fixed, a significant percentage is risk-based and payable and/or realizable only if certain milestones or objectives are met. The following charts illustrate the breakdown of our NEOs’ target compensation opportunities, namely Mr. Gutierrez (our CEO), Mr. Fornaro (our CFO) and Mr. Curci, Ms. Killinger and Mr. Moser.
(1)	Reflects target opportunity under our AIP and the grant-date value of RSUs and RPSUs, as applicable.

BASE SALARY
Base salary compensates NEOs for their level of experience and expertise, for the responsibilities of their individual position and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, prevailing market data for the position as provided by Pay Governance, the NEO’s individual performance, the general contributions of the NEO to overall corporate performance, and the level of responsibility of the NEO with respect to his or her specific position. In 2022, consistent with the industry trend and in order to maintain market competitiveness, the CEO recommended (except for himself), and the Compensation Committee approved, modest increases to base salaries of 3% for Mr. Curci and Ms. Killinger, while Mr. Fornaro’s salary increase was less than 2%, as described below. Mr. Moser’s salary was adjusted as a result of his transition to a newly created leadership role as Head of Competitive Markets and Policy. The increase of 3% to the base salary of Mr. Gutierrez was approved by the Board based on the recommendation of the Compensation Committee.
For 2022, the base salary for each NEO was as follows:
Name	Base Salary as of December 31, 2022 ($)(1)	Percentage increase over 2021 (%)(2)
Mauricio Gutierrez	1,406,753	3.00
Alberto Fornaro(3)	737,760	1.76
Brian Curci	515,000	3.00
Elizabeth Killinger	592,513	3.00
Christopher Moser(4)	400,000	N/A
(1)	Actual salary earned in 2022 is set forth in the Summary Compensation Table below.
(2)	As compared to the December 31, 2021 annual base salary.
(3)	Mr. Fornaro was appointed to serve as Executive Vice President and Chief Financial Officer effective June 1, 2021.
(4)	Mr. Moser transferred to a newly created leadership role as Head of Competitive Markets and Policy effective in August 2022.
ANNUAL INCENTIVE COMPENSATION
OVERVIEW
Annual performance-based compensation awards are made under our AIP. AIP awards are short-term compensation designed to reward NEOs for meeting annual individual goals and Company financial and non-financial goals. The annual incentive compensation opportunity is defined as a percentage of each NEO’s annual base salary. This year, AIP awards were based on the results of the achievement of the Company’s AIP performance metrics, rather than a combination of a threshold Adjusted Free Cash Flow performance metric and the Company’s AIP performance metrics.

2022 AIP AWARD PERFORMANCE CRITERIA
The quantitative AIP award performance criteria applicable to all NEOs is based upon our 2022 corporate business strategy and individual contributions. The table below sets forth the 2022 AIP performance criteria and weightings applicable to all NEOs.
Goal	Weight
Adjusted Free Cash Flow (before growth)(1)(2)	35%
Adjusted EBITDA(1)(3)	35%
Credit Ratio(4)	15%
ESG(5)	15%
Overall Funding	100%
Individual Performance Criteria Modifier	Multiply by up to ±20%
(1)	Our Consolidated Statement of Operations and Consolidated Statement of Cash Flows are found in Item 15 — Exhibits, Financial Statement Schedules to our Annual Report on Form 10-K.
(2)
Adjusted Free Cash Flow (before growth) includes Cash Flow Provided by Operating Activities (less maintenance capex, environmental capex, net of funding and insurance reimbursements for property damage and operating expenses, dividends from preferred instruments treated as debt by rating agencies, and distributions to non-controlling interests), adjusted gain/losses and other impacts associated with unbudgeted acquisition or sale of operating assets, net emissions proceeds/purchases, and maintenance and environmental capex adjusted for major changes in timing of maintenance and environmental capex projects. Adjusted Free Cash Flow (before growth) excludes changes in nuclear decommissioning trust liability, growth investments, net receipts from settlement of acquired derivatives that include financing elements, changes in collateral, acquisition and divestiture transaction and integration costs, and impacts of certain major transactions approved by the Compensation Committee. This amount is further adjusted for the impact associated with special one-time, non-recurring unusual events approved by the Compensation Committee.

(3)
Adjusted EBITDA refers to EBITDA plus adjustments. EBITDA consists of net income plus: income taxes, interest expense (net of interest income), amortization of finance costs and debt premium, loss on debt extinguishment, depreciation, amortization and asset retirement obligation expenses, amortization of power and fuel contracts, and amortization of emission allowances. Adjustments consist of mark-to-market gains or losses from forward position of economic hedges, plus adjustments to include the Adjusted EBITDA from unconsolidated affiliates, acquisition and divestiture transaction and integration costs, deactivation costs, gain/losses on write-offs, disposals, discontinued operations and purchase accounting impacts, adjusted gain/losses and other impacts associated with unbudgeted acquisitions or sale of operating assets and mark-to-market of forward position of economic hedges.

(4)
Credit Ratio refers to Corporate Net Debt, which includes senior notes guaranteed by the assets of NRG’s guarantor companies, tax-exempt bonds secured by the assets of NRG’s guarantor subsidiaries, and any incremental debt that would either be secured or guaranteed by NRG’s guarantor companies, net of cash balances, and Corporate EBITDA refers to previously defined Adjusted EBITDA less Adjusted EBITDA from non-guarantor companies and equity investments to NRG and any guarantor company of NRG, plus cash distributions from non-guarantor companies and equity investments to NRG and any NRG guarantor company, plus non-cash amortization excluded from this ratio as defined by the applicable credit agreement and indentures, including equity compensation, nuclear fuel amortization, and bad debt expense.

(5)	ESG refers to:

(a)
Customers — measured by Customer Focus Index (CFI), which measures the overall satisfaction of a customer with NRG’s products and services as well as a customer’s loyalty to NRG’s brand through the use of a net promoter score (NPS) that is determined through a customer survey. The NPS is an index ranging from -100 to 100. To calculate the NPS, detractors (those that score 6 or less out of 10) are subtracted from promoters (a score of 10 or 9). For example, if 50% or respondents to the survey are promotors and 10% are detractors, the NPS is 40%. In order to allow for the fact that NRG has multiple brands across multiple geographies and to account for NPS goals across those factors, goals are indexed into the single metric (the CFI). The Company uses an external company to assess NPS scores, thereby ensuring objective, measurable results;

(b)
Environment — includes creation of the Environmental Performance Index (EPI), based on existing EKPIs and the development of a Carbon Intensity (CI) measure; each weighted 50%. The EPI is calculated based on the achievement of threshold (41.5), target (28.5), and maximum (21.5) EKPI events. The CI measure is set as incomplete, developed, or developed and communicated internally and to key ESG stakeholders; and

(c)
People — includes establishing and launching the ELP to assemble high potential individuals who could be in executive leadership roles, achieving increases in women and people of color candidates at the manager level and above who reach the interview stage, and achieving increases in the well-being score (based on the composite average results of employee responses to three well-being questions with five multiple choice answers).

In addition to the quantitative financial and non-financial metrics, each NEO is evaluated on his or her achievement of individual performance criteria that align with Company goals. The Compensation Committee assesses performance of each NEO relative to the performance criteria applicable to each NEO and multiplies the total formulaic AIP award for each NEO by an individual performance factor of up to plus or minus 20%. These criteria are established at the beginning of each fiscal year and include measures tied to the leadership of the business. During 2022, such measures included financial and operational commitments as well as our Power Values that include advancing the customer experience, maintaining an enriching culture and strengthening employee engagement. We believe that these Power Values are the pillars that guide our Company and fuel our growth. The dedication of our NEOs to our Power Values, in combination with their focus on the Company goals, is integral to our success. The Compensation Committee adjusts the total AIP award for the CEO based on its own assessment of the performance criteria applicable to the CEO and recommends such award to the Board for approval. With respect to all other NEOs, the Compensation Committee considers the CEO recommendations for the NEOs and retains the ability to approve the AIP awards. The Compensation Committee retains sole discretion under the AIP to adjust the amount of, or eliminate any, awards that are otherwise payable under the AIP.
The 2022 target AIP award opportunities for the NEOs, expressed as a percentage of base salary, as of December 31, 2022, are set forth in the table below.
Name	Base Salary as of December 31, 2022 ($)	Target (% of Base Salary)(1)	Target AIP Award Amount ($)
Mauricio Gutierrez	1,406,753	125	1,758,441
Alberto Fornaro	737,760	100	737,760
Brian Curci	515,000	100	515,000
Elizabeth Killinger	592,513	100	592,513
Christopher Moser	400,000	75	300,000
(1)	Percentages in this column assume that each of the financial performance metrics and all quantitative and qualitative goals are achieved at target levels.
Actual AIP payouts can range from 50% of the target percentage to 200% of the target percentage, which reflect the threshold and maximum AIP award opportunities, respectively. For each individual metric, there will be a 0% achievement unless the result meets the threshold level of performance.

2022 AIP RESULTS AND PAYMENTS
The following table details the quantitative financial and non-financial performance goals and results for 2022, as approved by the Compensation Committee:
Performance Metric	Weight	Threshold	Target	Maximum	Result	AIP Metric Result
Adjusted Free Cash Flow ($ in millions)	35%	$912	$1,245	$1,555	$792	0%
Adjusted EBITDA ($ in millions)	35%	$1,460	$2,088	$2,298	$1,910	86%
Credit Ratio	15%	3.33x	3.20x	3.08x	3.56x	0%
ESG	15%	50%	100%	200%	156%	156%
As noted above, with respect to AIP awards for 2022, after due consideration, the Compensation Committee approved a final AIP result of 53%, in accordance with the Company’s performance metrics results and did not make any adjustments based on individual performance for the CEO or other NEOs.
The AIP awards paid to each of the NEOs for 2022 were as follows:
Name	Base Salary as of December 31, 2022 ($)	AIP Target (%)	Percent of Target Achieved (%)	Individual Performance Modifier (%)	Total AIP Target Achieved (%)	Total AIP Paid ($)
Mauricio Gutierrez	1,406,753	125	53	0.00	53	931,974
Alberto Fornaro	737,760	100	53	0.00	53	391,013
Brian Curci	515,000	100	53	0.00	53	272,950
Elizabeth Killinger	592,513	100	53	0.00	53	314,032
Christopher Moser	400,000	75	53	0.00	53	159,000

LONG-TERM INCENTIVE COMPENSATION
We believe that equity awards directly align our NEOs’ interests with those of our stockholders. For our 2022 grants, we awarded our NEOs a combination of RPSUs, which are based on the Company’s TSR performance relative to its peers, and time-based RSUs. The large majority of long-term incentive compensation (67%) was delivered using RPSUs, demonstrating the Compensation Committee’s focus on pay for performance. Due to its retention aspects and alignment with stockholders, we continued to award RSUs, although they represent only 33% of each NEO’s grant date award opportunity for the 2022 grant.

67%
Performance-Based
(RPSUs)
33%
Time-Based
(RSUs)

LTIP AWARD OPPORTUNITY
The 2022 target LTIP award opportunities for the NEOs, as of the date of the annual LTIP grant on January 2, 2022, are set forth in the table below.
Name	Base Salary as of January 2, 2022 ($)	LTIP Target as Percent of Base Salary (%)	Target LTIP Award Value ($)
Mauricio Gutierrez	1,365,780	575	7,853,235
Alberto Fornaro	725,000	250	1,812,500
Brian Curci	500,000	250	1,250,000
Elizabeth Killinger	575,255	250	1,438,138
Christopher Moser	575,255	250	1,438,138
LTIP AWARDS
The aggregate value of equity awards granted to each NEO for fiscal year 2022 was reviewed against size-adjusted compensation survey data for NEO counterparts in similar positions in the energy, general, and consumer products industries. Pay Governance provided this compensation benchmark data to the Compensation Committee. Our practice is to issue annual equity awards on January 2 of each calendar year, using the closing price of the Company’s common stock on such date, unless the date falls on a non-trading date, in which case the closing price of the common stock on the previous trading date is used. The closing price per share of the Company’s common stock on the grant date for grants issued in January 2022 was $43.08 per share. The LTIP awards are set forth in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year ended December 31, 2022, as well as the Grants of Plan-Based Awards for Fiscal Year ended December 31, 2022, table.
RELATIVE PERFORMANCE STOCK UNITS
RPSUs represent the potential to receive shares of common stock after the completion of three years of service from the date of grant based on the Company’s TSR performance ranked against the TSR performance of the performance peer group. Relative measures are designed to minimize the impact of externalities, ensuring the program appropriately reflects management’s impact on the Company’s TSR.

The payout of shares of common stock at the end of the three-year performance period is based on the Company’s TSR performance percentile rank relative to the performance peer group, as calculated under the terms of the award agreements. The following table illustrates the design of our RPSUs in 2022. As the table shows, above-median TSR is required in order to earn target awards under the plan. In addition, if our absolute TSR is less than negative 15% over the performance period, the threshold for target payouts is increased from the 55th to the 65th percentile. Additional details regarding RPSU awards are set forth following the Grants of Plan-Based Awards for Fiscal Year ended December 31, 2022, table.
RPSU awards granted since 2018 were updated to limit the maximum award value that an NEO may receive to six times (6x) the fair market value of the target award, determined as of the date of grant.
RPSU awards scheduled to vest over the three-year performance period ended January 2, 2023 (based on a common stock price as of December 31, 2022) were forfeited (paid at 0% of target) as a result of the 6.57% decrease in TSR, as calculated in accordance with the terms of the outstanding RPSU. Such TSR measure was last in the performance peer group used to assess performance for the 2020 award.
RESTRICTED STOCK UNITS
Each RSU represents the right to receive one share of common stock after the completion of the applicable vesting period. The RSU awards granted in 2022 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period. Occasionally, the Compensation Committee will use alternate RSU vesting periods, but only on an exception basis, such as for a new-hire with a specific skill set or to serve as an enhanced retention tool.
DIVIDEND EQUIVALENT RIGHTS
In connection with each equity award, each NEO also receives DERs, which accrue with respect to the award to which they relate. Accrued DERs are paid at the same time that the shares of common stock underlying each award are delivered to the NEO. No DERs are paid if the underlying shares fail to vest.
CLAWBACKS
The Company has a “clawback” policy with regard to awards made under the AIP and LTIP in the case of a material financial restatement, including a restatement that was the result of employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that was materially detrimental to the Company. The Compensation Committee retains discretion regarding the application of the clawback policy. The policy is in addition to other remedies that are available to the Company. If the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley Act of 2002 (SOX), the CEO and the CFO would also be subject to a clawback, as required by SOX.

BENEFITS
NEOs participate in the same retirement, life insurance, health and welfare plans as other salaried employees of the Company. A financial planning reimbursement benefit for NEOs was eliminated for 2019, except for Mr. Gutierrez, who retained the benefit as a result of his employment agreement entered into in December 2015. Additionally, pursuant to the terms of his employment agreement, described in more detail in the section entitled “Employment Agreements” below, Mr. Gutierrez received additional benefits in the form of term life insurance with a death benefit of  $7.75 million, and up to $10,000 for reimbursement of disability insurance premiums. In 2022, the Company paid the expenses associated with Mr. Fornaro’s relocation to our headquarters in Houston, Texas. These expenses are considered imputed income and are reflected in the All Other Compensation column of the Summary Compensation Table.
We do not provide any gross-ups on perquisites for executive officers.
POTENTIAL SEVERANCE AND CHANGE-IN-CONTROL BENEFITS
Severance and change-in-control agreements are market practice among publicly held companies. Most often, these agreements are utilized to encourage executives to remain with the Company during periods of extreme job uncertainty and to evaluate a potential transaction in an impartial manner. We choose to provide severance and change-in-control arrangements to assist with career transitions of our executives as well as to create an environment that provides for an adequate business transition and knowledge transfer during times of change. Further, in order to enable a smooth transition during an interim period, severance and change-in-control agreements provide a defined level of security for the executive and the Company, enabling a more seamless implementation of a particular acquisition or an asset sale or purchase, and subsequent integration.
Pursuant to his employment agreement, Mr. Gutierrez is entitled to severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.
Pursuant to the Company’s Amended and Restated Executive Change-in-Control and General Severance Plan for Tier IA and Tier IIA Executives (CIC Plan), NEOs other than Mr. Gutierrez are entitled to a change-in-control benefit.
For a more detailed discussion, including the quantification of potential payments, please see the section entitled “Severance and Change-in-Control” following the executive compensation tables below.

OVERSIGHT OF RISKS RELATED TO COMPENSATION POLICIES
The Compensation Committee oversees risks related to our compensation policies and practices. The Company’s Enterprise Risk Management team assists the Compensation Committee with its oversight and analysis of these risks. To assist the Compensation Committee with determining whether the Company’s compensation policies and practices subject the Company to unnecessary risk or could potentially motivate employees to take excessive risk, the Company’s Enterprise Risk Management team conducts reviews of these policies and practices and reports to the Compensation Committee its findings as follows:
•
base salaries are a sufficient component of total compensation to discourage excessive risk taking;

•
earnings goals under the Company’s AIP are based upon its audited financial statements and the Company believes that the goals are attainable without the need to take inappropriate risks or make material changes to the Company’s business or strategy;

•
NEOs who receive payment under the AIP and the LTIP may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a clawback) if the Company has to prepare an accounting restatement because it is in material noncompliance with any financial reporting requirements or in the case of fraud, embezzlement or other serious misconduct, which discourages risk taking;

•
the Company awards RPSUs under the LTIP that are based upon TSR over three-year periods, which mitigates short-term risk taking;

•
the Company utilizes a balanced mix of absolute and relative metrics;

•
earnings under our AIP and performance equity program are capped;

•
because incentive compensation has a large equity component, value is best realized through long-term appreciation of stockholder value, especially when coupled with the stock ownership guidelines, which expose the Company’s NEOs to loss of the value of the retained equity if stock appreciation is jeopardized; and

•
the use of incentive compensation components that are paid or vest over an extended period mitigates against unnecessary or excessive risk taking.

Furthermore, the Enterprise Risk Management team continues to evaluate and review new or amended compensation policies or practices and reports its findings to the Compensation Committee, which are consistent with the principles identified above.
As a result of the review, management and the Compensation Committee have concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
The Company prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company’s securities, including prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Company also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company’s securities are being pledged.

OTHER MATTERS
STOCK OWNERSHIP GUIDELINES
The Compensation Committee and the Board require each NEO to hold NRG stock with a value equal to a multiple of his or her base salary until his or her termination, as set forth in the table below. Personal holdings, vested awards and unvested, time-based RSUs count towards the ownership multiple. Unvested RPSUs do not count towards the ownership multiple. Although the NEOs are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are attained, except in the event of a hardship or to make a required tax payment, and must maintain their ownership multiple after any such transactions. The current stock ownership for our NEOs is shown below, based on the closing share price of  $34.38 on March 6, 2023:
Name	Target Ownership Multiple	Actual Ownership Multiple
Mauricio Gutierrez	6.0x	28.9
Alberto Fornaro(1)	3.0x	2.3
Brian Curci	3.0x	4.6
Elizabeth Killinger	3.0x	7.1
Christopher Moser	2.0x	14.0
(1)	Mr. Fornaro was appointed to serve as Executive Vice President and Chief Financial Officer effective June 1, 2021.
TAX AND ACCOUNTING CONSIDERATIONS
The Compensation Committee takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition in accordance with Section 409A of the Code. The Compensation Committee remains informed of and takes into account the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their alignment with our strategy and long-term goals.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED DECEMBER 31, 2022
Name and Principal Position	Year	Base Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Mauricio Gutierrez President and Chief Executive Officer	2022	1,400,449	—	7,784,067	931,974	35,357	10,151,847
	2021	1,369,385	—	7,694,426	1,707,225	83,188	10,854,224
	2020	1,388,700	—	5,660,310	2,791,815	38,451	9,879,276
Alberto Fornaro(4) Executive Vice President and Chief Financial Officer	2022	735,797	500,000	1,796,550	391,013	47,365	3,470,725
	2021	415,481	500,000	999,980	318,801	9,927	2,244,188
Brian Curci Executive Vice President, Legal and General Counsel	2022	512,692	—	1,238,977	272,950	3,077	2,027,696
Elizabeth Killinger Executive Vice President, NRG Home	2022	589,858	—	1,425,470	314,032	3,540	2,332,900
	2021	573,520	—	1,406,711	575,255	11,600	2,567,086
	2020	584,909	—	1,121,932	705,534	11,400	2,423,775
Christopher Moser(5) Head of Competitive Markets and Policy	2022	519,517	—	1,425,470	159,000	3,540	2,107,527
	2021	573,520	—	1,406,711	575,255	11,600	2,567,086
	2020	584,909	—	1,121,932	705,534	11,400	2,423,775
(1)	Reflects actual base salary earnings.
(2)
Reflects the grant date fair value determined in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15 — Consolidated Financial Statements. For performance-based RPSUs granted in 2022, if the maximum level of performance is achieved, the fair value will be approximately $10,523,368 for Mr. Gutierrez, $2,428,787 for Mr. Fornaro, $1,674,994 for Mr. Curci, $1,927,139 for Ms. Killinger, and $1,927,139 for Mr. Moser.

(3)	The amounts shown in this column represent the AIP bonuses paid to the NEOs. Further information regarding the AIP bonuses is included in the “2022 AIP Results and Payments” section of the CD&A.
(4)
Mr. Fornaro was appointed to serve as Executive Vice President and Chief Financial Officer effective June 1, 2021. In connection with his appointment, Mr. Fornaro received a sign-on bonus consisting of  $1,000,000 payable in two installments ($500,000 within 30 days of June 1, 2021 and $500,000 within 30 days of June 1, 2022).

(5)	Mr. Moser transferred to a newly created leadership role as Head of Competitive Markets and Policy effective in August 2022.

The amounts provided in the All Other Compensation column represent the additional benefits payable by NRG and include insurance benefits and the employer match under the Company’s 401(k) plan. The amounts provided in the All Other Compensation column for Mr. Gutierrez include term life insurance reimbursement of disability insurance premiums, and a financial planning reimbursement benefit, each as previously described in the CD&A. The following table identifies the additional compensation for each NEO.
Name	Year	Life Insurance Reimbursement ($)	Disability Insurance ($)	Financial Advisor Services ($)	401(k) Employer Matching Contribution ($)	Relocation Expenses ($)	Total ($)
Mauricio Gutierrez	2022	4,952	10,000	12,000	8,405	—	35,357
	2021	4,952	10,000	12,000	11,600	44,637	83,188
	2020	4,952	10,000	12,099	11,400	—	38,451
Alberto Fornaro	2022	—	—	—	6,135	41,230	47,365
	2021	—	—	—	9,927	—	9,927
Brian Curci	2022	—	—	—	3,077	—	3,077
Elizabeth Killinger	2022	—	—	—	3,540	—	3,540
	2021	—	—	—	11,600	—	11,600
	2020	—	—	—	11,400	—	11,400
Christopher Moser	2022	—	—	—	3,540	—	3,540
	2021	—	—	—	11,600	—	11,600
	2020	—	—	—	11,400	—	11,400

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2022
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Award Type	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)(4)
Mauricio Gutierrez	AIP	—	—	879,221	1,758,441	3,516,882	—	—	—	—	—
	RPSU	1/2/2022	12/2/2021	—	—	—	22,913	91,651	183,302	—	5,261,684
	RSU	1/2/2022	12/2/2021	—	—	—	—	—	—	60,157	2,522,383
Alberto Fornaro	AIP	—	—	368,880	737,760	1,475,520	—	—	—	—	—
	RPSU	1/2/2022	11/19/2021	—	—	—	5,288	21,153	42,306	—	1,214,394
	RSU	1/2/2022	11/19/2021	—	—	—	—	—	—	13,884	582,156
Brian Curci	AIP	—	—	257,500	515,000	$1,030,000	—	—	—
	RPSU	1/2/2022	11/19/2021	—	—	—	3,647	14,588	29,176		837,497
	RSU	1/2/2022	11/19/2021	—	—	—	—	—	—	9,575	401,480
Elizabeth Killinger	AIP	—	—	296,257	592,513	1,185,026	—	—	—	—	—
	RPSU	1/2/2022	11/19/2021	—	—	—	4,196	16,784	33,568	—	963,569
	RSU	1/2/2022	11/19/2021	—	—	—	—	—	—	11,016	461,901
Christopher Moser	AIP	—	—	150,000	300,000	600,000	—	—	—	—	—
	RPSU	1/2/2022	11/19/2021	—	—	—	4,196	16,784	33,568	—	963,569
	RSU	1/2/2022	11/19/2021	—	—	—	—	—	—	11,016	461,901
(1)	Threshold non-equity incentive plan awards include AIP threshold payments, as presented in the CD&A.
(2)	Target non-equity incentive plan awards include AIP target payments, as presented in the CD&A.
(3)	Maximum non-equity incentive plan awards include AIP maximum payments, as presented in the CD&A.
(4)
Reflects the grant date fair value determined in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15 — Consolidated Financial Statements.

2022 ANNUAL INCENTIVE PLAN
NEOs were provided the opportunity to earn an AIP award based on the attainment of certain pre-established Company and individual goals for fiscal year 2022. The performance criteria and weight given to each are described in detail in the CD&A. The dollar amount of the possible AIP award payments for achieving the threshold, target or maximum levels of performance during the fiscal year 2022 are shown in the “2022 AIP Results and Payments” table above.
2022 LONG-TERM EQUITY INCENTIVES
Long-term equity incentive grants to NEOs in 2022 consisted of RPSU awards and RSU awards. Consistent with our policy, these awards were granted to NEOs on January 2, 2022. Awards under the Company’s LTIP contain a “double trigger” provision, meaning the vesting of the awards will not accelerate, if at all, unless there is a termination of employment in connection with a change-in-control.
RELATIVE PERFORMANCE STOCK UNITS
Each RPSU represents the potential to receive common stock after the completion of three years of service from the date of grant based on the Company’s TSR performance ranked against the TSR performance of the performance peer group. The payout of shares of common stock at the end of the three-year performance period will be based on the Company’s TSR performance percentile rank, compared with the TSR performance of the performance peer group. To ensure a rigorous program design, the target-level payout (100% of shares granted) requires the Company to perform above median, at the 55th percentile. To induce management to achieve greater than target-level performance in a down market, in the event that NRG’s TSR performance declines by more than 15% over the performance period, target-level payout (100% of shares granted) will require an even greater achievement at the 65th percentile performance. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.
In the event that relative performance is below the 25th percentile, the award is forfeited. In the event that relative performance is at the 25th percentile, the quantity of shares paid out is equal to 25% of target. In the event that relative performance is between the 25th percentile and the 55th percentile (or the 65th percentile if our TSR performance declines by more than 15% over the performance period), payout will be based on an interpolated calculation. In the event that relative performance reaches the 55th percentile (or the 65th percentile if our TSR performance declines by more than 15% over the performance period), 100% of the target award will be paid. In the event that relative performance is between the 55th percentile (or the 65th percentile if our TSR performance declines by more than 15% over the performance period) and the 75th percentile, payout will be based on an interpolated calculation. In the event that relative performance is at or above the 75th percentile, the quantity of shares paid out is equal to 200% of target. RPSU awards granted since 2018 were updated to limit the maximum award value that an NEO may receive to six times (6x) the fair market value of the target award, determined as of the date of grant.

If the NEO’s employment is terminated as a result of a change-in-control, a final RPSU award, if any, will be determined by the Compensation Committee. If the NEO’s employment is terminated for any reason other than death, a qualifying disability, a qualifying retirement, or, with respect to any NEO who is a Senior Vice President (SVP) at the time of grant, an eligible termination (as described below), including, without limitation, termination of service as a result of voluntary resignation or termination for cause, the RPSU award will expire and be forfeited. In the event of a termination of service by reason of death or a qualifying disability, whereby the NEO’s employment is terminated due to a total and permanent disability, the RPSU award will vest in full at the target level and the common stock underlying the award will be issued to the NEO, or in the case of death, the NEO’s legal representatives, heirs, legatees, or distributees. A qualifying retirement occurs in the event that an NEO, who is at least 55 years of age at the time of retirement, retires with more than 10 years of service to the Company. In such event, if the retirement occurs at least 12 months after the grant date, the final RPSU award will continue to vest throughout the remainder of the performance period. In addition to these rights, SVPs who are such at the time of grant are also entitled to a pro-rata award in the event of an eligible termination, which means an involuntary termination of service in connection with the sale of a business segment, restructuring or reduction in workforce.
RESTRICTED STOCK UNITS
Each RSU represents the right to receive one share of common stock as of the vesting date for the award. RSU awards granted in 2022 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period. If the NEO’s employment is terminated as a result of a change-in-control, an RSU award vests in full upon the later of such change-in-control or termination of employment and the common stock underlying the RSU will be issued and delivered to the NEO. Any unvested portion of the RSU award is forfeited if the NEO’s employment is terminated for any reason other than death of the NEO, a qualifying disability, a qualifying retirement, or, with respect to an NEO who is a SVP at the time of grant, an eligible termination (as described below), including, without limitation, termination of service as a result of voluntary resignation or termination for cause. In the event of a termination of service by reason of death or a qualifying disability, whereby the NEO’s employment is terminated due to a total and permanent disability, the RSU award will vest in full and the common stock underlying the award will be issued to the NEO or in the case of death, the NEO’s legal representatives, heirs, legatees, or distributees. A qualifying retirement occurs in the event that an NEO, who is at least 55 years of age at the time of retirement, retires with more than 10 years of service to the Company. In such event, if the retirement occurs at least 12 months after the grant date, the unvested portion of an RSU award will continue to vest according to the vesting schedule. In addition to these rights, SVPs who are such at the time of the grant are also entitled to a pro-rata award in the event of an eligible termination, which means an involuntary termination of service in connection with the sale of a business segment, restructuring or reduction in workforce.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR FISCAL YEAR ENDED DECEMBER 31, 2022
Stock Awards
Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of shares or Units of Stock that Have Not Vested ($)	Number of Unearned Shares that Have Not Vested (#)(2)	Market Value of Unearned Shares that Have Not Vested ($)(3)
Mauricio Gutierrez	127,113	4,044,736	295,840	9,413,629
Alberto Fornaro	21,749	692,053	41,552	1,322,185
Brian Curci	16,930	538,713	36,455	1,159,998
Elizabeth Killinger	23,640	752,225	55,722	1,773,074
Christopher Moser	23,640	752,225	55,722	1,773,074
(1)	These amounts represent RSUs vested/vesting (inclusive of DERs) as follows:
Name	Number of RSUs vested on 1/2/2023	Number of RSUs vesting on 6/1/2023	Number of RSUs vesting on 9/3/2023	Number of RSUs vesting on 1/2/2024	Number of RSUs vesting on 6/1/2024	Number of RSUs vesting on 9/3/2024	Number of RSUs vesting on 1/2/2025
Mauricio Gutierrez	56,519	—	5,232	39,065	—	5,249	21,048
Alberto Fornaro	4,790	3,624	—	4,842	3,635	—	4,858
Brian Curci	7,025	—	638	5,276	—	640	3,351
Elizabeth Killinger	10,889	—	734	7,425	—	737	3,855
Christopher Moser	10,889	—	734	7,425	—	737	3,855
(2)	These amounts represent RPSUs vested/vesting (inclusive of DERs) as follows:
Name	Number of RPSUs vested on 1/2/2023	Number of RPSUs vesting on 1/2/2024	Number of RPSUs vesting on 6/1/2024	Number of RPSUs vesting on 9/3/2024	Number of RPSUs vesting on 1/2/2025
Mauricio Gutierrez	92,745	82,485	—	25,636	94,974
Alberto Fornaro	—	—	19,632	—	21,920
Brian Curci	9,373	8,837	—	3,128	15,117
Elizabeth Killinger	18,382	16,349	—	3,599	17,392
Christopher Moser	18,382	16,349	—	3,599	17,392
(3)
Assumes achievement target award levels for 2020 RPSU, 2021 RPSU and 2022 RPSU awards as discussed in the CD&A. On January 2, 2023, the 2020 RPSU awards vested at 0% of target based on relative TSR performance over the three-year performance period.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2022
Stock Awards
Name	Number of shares Acquired on Vesting (#)(1)(3)	Value Realized on Vesting ($)(2)
Mauricio Gutierrez	126,218	5,429,204
Alberto Fornaro	3,523	160,261
Brian Curci	13,030	560,326
Elizabeth Killinger	24,719	1,063,735
Christopher Moser	24,719	1,063,735
(1)	Includes shares of DERs that vested and converted to common stock pursuant to underlying awards vested in 2022.
(2)
Awards and DERs values that vested on January 2, 2022 are based on a share price of  $43.08. Awards and DERs values that vested on June 1, 2022 are based on a share price of  $45.49. Awards and DERs values that vested on September 3, 2022 are based on a share price of  $41.47.

(3)	Represents the following:
Name	Number of 2019 RSUs vested on 1/2/2022 (#)	Number of DERs vested on 1/2/2022 (#)	Number of 2020 RSUs vested on 1/2/2022 (#)	Number of DERs vested on 1/2/2022 (#)	Number of 2021 RSUs vested on 1/2/2022 (#)	Number of DERs vested on 1/2/2022 (#)	Number of 2021 RSUs vested on 6/1/2022 (#)	Number of DERs vested on 6/1/2022 (#)	Number of 2021 RSUs vested on 9/3/2022 (#)	Number of DERs vested on 9/3/2022 (#)	Number of 2019 RPSUs vested on 1/2/2022 (#)	Number of DERs vested on 1/2/2022 (#)
Mauricio Gutierrez	15,980	1,177	16,118	1,134	16,653	552	—	—	4,955	180	64,702	4,767
Alberto Fornaro	—	—	—	—	—	—	3,405	118	—	—	—	—
Brian Curci	1,627	119	1,629	114	1,784	59	—	—	604	21	6,588	485
Elizabeth Killinger	3,168	233	3,195	224	3,301	109	—	—	695	25	12,825	944
Christopher Moser	3,168	233	3,195	224	3,301	109	—	—	695	25	12,825	944

PENSION BENEFITS FOR FISCAL YEAR ENDED DECEMBER 31, 2022
None of the NEOs received qualified retirement income benefits for fiscal year 2022.
EMPLOYMENT AGREEMENTS
Mr. Gutierrez serves as our President and CEO pursuant to the terms of an employment agreement effective December 3, 2015. The term of the employment agreement will continue until the date that Mr. Gutierrez’s employment is terminated by either Mr. Gutierrez or the Company.
Each year, Mr. Gutierrez’s base salary will be reviewed and may be increased by the Board. The Board may decrease Mr. Gutierrez’s base salary solely in the case of an across-the-board adjustment for senior executives, but not in excess of the same percentage as other senior executives as a group. Pursuant to the terms of the employment agreement, for the 2022 fiscal year, Mr. Gutierrez is eligible to receive an annual incentive award with a target amount of up to 125% of his base salary, and an additional maximum incentive award with a target amount of up to 125% of his base salary, each based upon the achievement of criteria determined at the beginning of the fiscal year by the Board with input from Mr. Gutierrez.
The employment agreement also provides that Mr. Gutierrez is eligible to participate in the Company’s LTIP in accordance with its terms. For the 2022 fiscal year, Mr. Gutierrez’s target LTIP award is 575% of his base salary. Mr. Gutierrez is also entitled to health, welfare and retirement benefits, term life insurance of  $7.75 million, five weeks paid vacation, and coverage under the Company’s director and officer liability insurance coverage, in addition to reimbursement of reasonable business expenses, financial planning expenses, and disability insurance premiums. Mr. Gutierrez’s employment agreement also entitles him to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described and quantified under the section “Severance and Change-in-Control” below. In addition, under the employment agreement, the Company has agreed to indemnify Mr. Gutierrez against any claims arising as a result of his position with the Company to the maximum extent permitted by law.
The Company has not entered into employment agreements with NEOs other than Mr. Gutierrez.
SEVERANCE AND CHANGE-IN-CONTROL
MR. GUTIERREZ
Pursuant to his employment agreement, Mr. Gutierrez may be entitled to severance payments and benefits in the event of termination of employment, including termination following a change-in-control.
In the event Mr. Gutierrez’s employment with the Company is terminated by the Company “without cause” or by Mr. Gutierrez for “good reason” (including a reduction of his base salary), Mr. Gutierrez will be entitled to 2 times (2x) his base salary (without regard for any reduction of base salary); 50% of the bonus he would have received upon satisfaction of the underlying performance conditions, prorated for the number of days he was employed with the Company in the year of termination; reimbursement for COBRA benefits continuation cost for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.
In the event Mr. Gutierrez’s employment with the Company is terminated by the Company “without cause” or by Mr. Gutierrez for “good reason” (including a reduction on his base salary), each within 24 months following a change-in-control, in lieu of the above severance benefits, Mr. Gutierrez will be entitled to 3 times (3x) the sum of  (i) his base salary (without regard for any reduction of base salary) and (ii) his target annual bonus for the year of termination. Mr. Gutierrez will also be entitled to a payment equal to the bonus he would have received upon satisfaction of the underlying performance conditions, prorated for the number of days he was employed with the

Company in the year of termination; reimbursement for COBRA benefits continuation cost for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.
In the event Mr. Gutierrez’s employment with the Company is terminated due to his death or disability, Mr. Gutierrez (or his estate) will be entitled to receive 50% of the target annual bonus, prorated for the number of days he was employed with the Company in the year of termination; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay and retirement benefit.
As the Company has eliminated all tax gross-ups for all NEOs, if an excise tax under section 4999 of the Code would be triggered by any payments under the employment agreement or otherwise upon a change-in-control, the Company will either (a) pay Mr. Gutierrez any amounts subject to section 4999 of the Code (and Mr. Gutierrez will be responsible for the excise tax), or (b) reduce such payments so that no amounts are subject to section 4999 of the Code, whichever results in a better after-tax amount for Mr. Gutierrez (known as the “best net” approach).
Under Mr. Gutierrez’s employment agreement, Mr. Gutierrez agrees not to divulge confidential information and, during and for a period of one year after the termination of the employment agreement, disparage or compete with the Company, or solicit the customers or employees of the Company.
ALL OTHER NEOs
Under the CIC Plan, the NEOs other than Mr. Gutierrez are entitled to a general severance benefit equal to 1.5 times (1.5x) base salary in the event of involuntary termination without cause payable in a lump sum amount and reimbursement for COBRA benefits continuation cost for a period of 18 months.
The CIC Plan also provides a change-in-control benefit in the event that, within six months prior to or 24 months following a change-in-control, the NEO’s employment is either involuntarily terminated by the Company without cause or voluntarily terminated by the executive for good reason. The change-in-control benefit consists of an amount equal to 2.99 and 2.0 for Executive Vice Presidents and SVPs, respectively, times the sum of the executive’s base salary plus the annual target incentive for the year of termination, payable in a lump sum amount; an amount equal to the NEO’s target bonus for the year of termination, prorated for the number of days during the performance period that the NEO was employed by the Company; and reimbursement for COBRA benefits continuation cost for a period of 18 months. In the event of a change-in-control, vesting of equity awards will not accelerate unless the NEO is terminated in connection with the change-in-control.
As with Mr. Gutierrez’s employment agreement, under the CIC Plan, the applicable executive agrees not to divulge confidential information and, during and for a period of one year after the termination of the employment agreement, disparage or compete with the Company, or solicit the customers or employees of the Company.
In general, a “change-in-control” occurs in the event: (a) any person or entity becomes the direct or indirect beneficial owner of 50% or more of the Company’s voting stock; (b) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director; (c) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated and the previous stockholders of the Company fail to own at least 50% of the combined voting power of the resulting entity; or (d) the stockholders approve a plan or proposal to liquidate or dissolve the Company.
An involuntary termination for “cause” means the NEO’s termination by the Company because of  (i) the NEO’s conviction of, or agreement to a plea of nolo contendere to, a felony or other crime involving moral turpitude; (ii) willful failure to perform his or her duties or willful gross negligence or willful misconduct; (iii) the NEO’s performance of any material act of theft, fraud, malfeasance or dishonesty; (iv) the NEO’s breach of any written agreement between the NEO and the Company or a violation of the Company’s code of conduct or other written policy; or (v) any material breach of the NEO’s obligations to the Company with respect to confidentiality, non-competition, non-solicitation and non-disparagement. An involuntary termination for any other reason is without “cause.” In the case of Mr. Gutierrez only, a voluntary termination for “good reason” includes any material failure by the Company to comply with his employment agreement, his removal from the Board, the failure to elect him to the Board during any regular election, or a change in reporting structure of the Company requiring Mr. Gutierrez to report to anyone other than the Board. The amount of compensation payable to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2022, and including payments that would have been earned as of such date. However, the amounts shown below do not include benefits payable under the 401(k) plan.
Name	Involuntary Termination Not for Cause ($)	Voluntary Termination for Good Reason ($)	In Connection with a Change-in- Control, Involuntary Termination Not for Cause or Voluntary Termination for Good Reason ($)	Death or Disability ($)
Mauricio Gutierrez	3,726,177	3,726,177	24,721,781	14,313,528
Alberto Fornaro	1,133,549	N/A	7,185,008	2,746,294
Brian Curci	1,451,633	N/A	5,325,817	2,210,494
Elizabeth Killinger	922,220	N/A	6,690,321	3,113,641
Christopher Moser	633,451	N/A	4,254,579	2,821,128

CEO PAY RATIO
We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2022, the ratio of the total compensation of Mauricio Gutierrez, our President and CEO, of  $10,151,847, as shown in the Summary Compensation Table (CEO Compensation), as compared to the total compensation of our median employee of  $121,958, calculated in the same manner, was 83:1.
We calculated the ratio of the pay of our CEO to that of our median employee as permitted under SEC rules. We selected October 31, 2022 as the determination date for identifying the median employee for purposes of this pay ratio disclosure. As of October 31, 2022, we and our consolidated subsidiaries had 6,551 employees in the United States, 148 employees in Canada, and 194 employees located in Australia. As allowed under Item 402 of Regulation S-K, we excluded the 342 employees in Australia and Canada from our median employee determination since they represent less than 5% of our total employee population.
For purposes of determining the median employee, we compared the total taxable wages as reported on each employee’s Form W-2 (U.S) as of December 31, 2022, for all individuals, other than our CEO, who were employed by us on October 31, 2022 (whether employed on a full-time, part-time, or seasonal basis). We then identified a median employee from that group for purposes of preparing the ratio of CEO pay to median employee pay. We calculated the compensation for our median employee based upon the same components of compensation used to determine CEO Compensation. We believe that the ratio of CEO Compensation to that of this median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
PAY VERSUS PERFORMANCE
As noted in the CD&A above, our Compensation Committee is committed to aligning compensation paid to executives with Company performance as well as the achievement of individual goals. Such alignment is reached through the use of both short-term and long-term incentives. Through the AIP, our NEOs are rewarded for achieving annual corporate and individual goals, while the long-term incentive compensation program is designed to reward our NEOs for long-term TSR performance, measured over a three-year period. As described in the CD&A, the Compensation Committee believes there are five important measures used to link compensation actually paid with our performance during the most recently completed fiscal year. In response to the SEC rules and regulations and to comply with the SEC’s disclosure requirements, the table below sets forth the Company-selected adjusted EBITDA performance metric along with the required TSR and net income metrics. Accordingly, the following table and related footnotes provide information regarding the relationship between NRG’s cumulative TSR relative to its peer performance group pursuant to SEC rules and regulations, as well as compensation actually paid relative to NRG’s TSR, net income, and adjusted EBITDA, over the three most recently completed fiscal years. As described in more detail in the CD&A, our Compensation Committee assesses target compensation and potentially realizable compensation in addition to compensation actually paid to maintain a fulsome understanding of executive total compensation packages.
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (PEO) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

	Summary Compensation Table Total for Mr. Gutierrez(1) ($)	Compensation Actually Paid to Mr. Gutierrez(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ in millions)	Adjusted EBITDA Achievement ($ in millions)(5)
Year					TSR ($)	Peer Group TSR ($)
2022	10,151,847	(938,751)	2,484,712	812,036	88.79	122.25	1,221	1,910
2021	10,854,224	10,696,698	2,042,570	1,466,079	116.01	121.46	2,187	2,168
2020	9,879,276	8,778,527	2,159,739	1,950,890	97.86	102.72	510	2,057
(1)	Mr. Gutierrez was our PEO for each year presented. The individuals representing the Non-PEO NEOs for each year presented are listed below:
2020	2021	2022
Elizabeth Killinger	Alberto Fornaro	Alberto Fornaro
Robert Gaudette	Elizabeth Killinger	Brian Curci
Christopher Moser	Robert Gaudette	Elizabeth Killinger
Kirkland Andrews	Christopher Moser	Christopher Moser
Gaetan Frotte
Kirkland Andrews
(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K of the SEC rules and do not reflect compensation actually earned, realized, or received by our NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Mr. Gutierrez ($)	Exclusion of Stock Awards for Mr. Gutierrez ($)	Inclusion of Equity Values for Mr. Gutierrez ($)	Compensation Actually Paid to Mr. Gutierrez ($)
2022	10,151,847	(7,784,067)	(3,306,531)	(938,751)
2021	10,854,224	(7,694,426)	7,536,900	10,696,698
2020	9,879,276	(5,660,310)	4,559,561	8,778,527
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,484,712	(1,471,617)	(201,059)	812,036
2021	2,042,570	(1,119,709)	543,218	1,466,079
2020	2,159,739	(1,073,387)	864,537	1,950,890

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Mauricio Gutierrez ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Mauricio Gutierrez ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Mauricio Gutierrez ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Mauricio Gutierrez ($)	Total — Inclusion of Equity Values for Mauricio Gutierrez ($)
2022	5,316,459	(8,620,215)	(2,775)	0	(3,306,531)
2021	8,049,370	(512,470)	0	0	7,536,900
2020	6,145,611	(796,991)	(789,059)	0	4,559,561
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total — Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	1,005,102	(1,208,530)	2,368	0	(201,059)
2021	1,009,308	(50,607)	0	(415,483)	543,218
2020	1,165,415	(157,279)	(143,599)	0	864,537
(4)
The Peer Group TSR set forth in this table utilizes the Philadelphia Utility Sector Index (UTY), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K of the SEC rules included in our Annual Report for the fiscal year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in NRG and in the UTY, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
For purposes of compliance with the SEC rules and regulations, we indicated in the table above Adjusted EBITDA Achievement to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. Adjusted EBITDA Achievement is a non-GAAP measure that refers to EBITDA plus Adjustments and is defined in the “2022 AIP Award Performance Criteria” section of the CD&A for each of the listed years.

DESCRIPTION OF RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our cumulative TSR over the three most recently completed fiscal years:
DESCRIPTION OF RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND NET INCOME
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years:

DESCRIPTION OF RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND ADJUSTED EBITDA ACHIEVEMENT
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA Achievement during the three most recently completed fiscal years:
DESCRIPTION OF RELATIONSHIP BETWEEN COMPANY TSR AND PEER GROUP TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the UTY over the same period:

TABULAR LIST OF MOST IMPORTANT FINANCIAL AND NON-FINANCIAL PERFORMANCE MEASURES
The following table presents the financial and non-financial performance measures that the Compensation Committee considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2022 to Company performance. The measures listed in this table are not ranked.
Adjusted EBITDA Adjusted Free Cash Flow (before growth) Credit Ratio ESG Relative TSR

Compensation Committee Report on
Executive Compensation
The Compensation Committee has reviewed and discussed the CD&A included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.
Compensation Committee:
E. Spencer Abraham, Chair
Antonio Carrillo
Matthew Carter, Jr.
Heather Cox
Paul W. Hobby
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Audit Committee Report
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described previously in this Proxy Statement and in its charter. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the NYSE listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that three of the four members of the Audit Committee, Anne C. Schaumburg, Antonio Carrillo, and Alexandra Pruner met the requirements of an “audit committee financial expert.” The Board has further determined that Paul W. Hobby met the “financial literacy” requirements set forth in the listing standards under the NYSE.
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm for the fiscal year 2022, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2022 with the Company’s management and has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, “Communication with Audit Committees,” and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management’s report and KPMG LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, for filing with the SEC.
Audit Committee:
Anne C. Schaumburg, Chair
Antonio Carrillo
Alexandra Pruner
Paul W. Hobby

Independent Registered Public Accounting Firm
AUDIT AND NON-AUDIT FEES
The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2022, and December 31, 2021.
	Year Ended December 31,
	2022	2021
	(in thousands)
Audit Fees	$9,904	$9,367
Audit-Related Fees	1,642	—
Tax Fees	1,653	1,505
All Other Fees	—	—
Total	$13,199	$10,872
AUDIT FEES
For 2022 and 2021 audit services, KPMG LLP billed us approximately $9,904,000 and $9,367,000, respectively, for the integrated audit of the Company’s annual consolidated financial statements, internal control over financial reporting, and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the PCAOB (United States), and in connection with subsidiary financial statement audits.
AUDIT-RELATED FEES
Audit-related fees relate to due diligence services in connection with mergers and acquisitions. For 2022, audit-related services, KPMG LLP billed us approximately $1,642,000. There were no audit-related fees billed to us by KPMG LLP for 2021.
TAX FEES
Tax fees relate to services provided for tax compliance, tax planning, advice on mergers and acquisitions, technical assistance, and advice on both domestic and international matters. For 2022 and 2021 tax services, KPMG LLP billed us approximately $1,653,000 and $1,505,000, respectively.
ALL OTHER FEES
There were no other fees billed to us by KPMG LLP for 2022 and 2021.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre- approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.
Unless the Audit Committee has pre-approved Audit Services or a specified category of non-audit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.
The Audit Committee has authorized its Chair to pre-approve services in amounts up to $500,000 per engagement. Engagements exceeding $500,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair of the Audit Committee are reported to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services rendered by and associated fees paid to the KPMG LLP for 2022 and 2021.

Questions and Answers
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
The purpose of the Annual Meeting is to:
1.
elect ten directors;

2.
adopt the ESPP;

3.
approve, on a non-binding advisory basis, the Say on Pay Proposal;

4.
vote, on a non-binding advisory basis, the Say on Frequency Proposal;

5.
ratify the KPMG LLP Ratification Proposal; and

6.
conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our common stock at the close of business on March 6, 2023, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.
Many stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:
•
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

•
Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares online during the Annual Meeting unless you follow the procedures of your broker, trustee or nominee for obtaining a legal proxy. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use to vote during the Annual Meeting.

HOW MANY VOTES DO I HAVE?
You have one vote for each share of our common stock you owned as of the record date for the Annual Meeting.
WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?
The Board recommends a vote:
1.
FOR the election of the director nominees;

2.
FOR the adoption of the ESPP;

3.
FOR the approval, on a non-binding advisory basis, of the Say on Pay Proposal;

4.
ONE YEAR for the Say on Frequency Proposal; and

5.
FOR the KPMG LLP Ratification Proposal.

If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Mauricio Gutierrez or Christine A. Zoino, will have the discretion to vote your shares.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are represented in person or by proxy at the Annual Meeting. As of the record date, 232,269,883 shares of our common stock, representing the same number of votes, were outstanding. The presence of the holders of at least 116,134,942 shares of our common stock will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see “What are abstentions and broker non-votes and how are they treated?”
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
1.
Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” the director nominee must exceed the number of votes cast “AGAINST” that director nominee. In a contested election, each director nominee will be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the director nominees who receive the most votes will be elected to fill the available seats on the Board.

2.
Adoption of the ESPP — This proposal requires the affirmative vote of a majority of the votes cast on this proposal.

3.
Say on Pay Proposal — This proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and if there are a significant number of votes against this proposal, the Board and the Compensation Committee will consider stockholders’ concerns and evaluate actions necessary to address those concerns.

4.
Say on Frequency Proposal — This proposal requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal for one of the frequency options (one, two or three years). If none of the frequency options receive the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, the frequency option that receives the highest number of votes cast will be considered to be the frequency selected by stockholders. Although this vote is advisory and therefore not binding on the Company, the Board and the Compensation Committee value the opinions of stockholders and will consider the outcome of this advisory vote.
5.
KPMG LLP Ratification Proposal — This proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES AND HOW ARE THEY TREATED?
An abstention occurs when a stockholder abstains from voting or does not vote on a proposal. A “broker non- vote” occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the KPMG LLP Ratification Proposal, but not on the other proposals. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:
Proposal	Treatment of Abstentions	Treatment of Broker Non-Votes
1. Election of Directors	Not considered votes properly cast and therefore will have no effect on this proposal.	No effect on this proposal.
2. Adoption of the ESPP	Not considered votes properly cast and therefore will have no effect on this proposal.	No effect on this proposal.
3. Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
4. Say on Frequency Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
5. KPMG LLP Ratification Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.

HOW DO I VOTE BEFORE THE ANNUAL MEETING?
If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee, or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or online during the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee, or nominee.
•
Vote by Internet before the Annual Meeting: If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time on April 26, 2023 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

•
Vote by Telephone: You may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time on April 26, 2023. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

•
Vote by Mail: If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to April 27, 2023, the Annual Meeting date.

•
Vote by Internet during the Annual Meeting: For information on how stockholders can vote during the Annual Meeting, please refer to “How can I vote during the Annual Meeting?” below.

MAY I CHANGE MY VOTE?
You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. You may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting online during the Annual Meeting (attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
HOW CAN I VOTE DURING THE ANNUAL MEETING?
To participate and vote during the virtual meeting, visit www.virtualshareholdermeeting.com/NRG2023 and enter the 16-digit control number included in your Notice of Internet Availability of proxy materials, proxy card or the instructions that accompanies your proxy materials. You may begin to log into the meeting platform beginning at 8:45 a.m. Eastern Time on Thursday, April 27, 2023. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on Thursday, April 27, 2023.
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should plan for a sufficient time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.
If you encounter technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website. Technical support will be available starting at 8:45 a.m. Eastern Time and until the end of the Annual Meeting.

WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS AS TO HOW TO VOTE?
If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.
WHERE CAN I OBTAIN THE LIST OF STOCKHOLDERS ENTITLED TO VOTE?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m. Eastern Time at our principal executive office at 804 Carnegie Center, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive office.
HOW CAN I ASK QUESTIONS DURING THE ANNUAL MEETING?
Only our stockholders as of March 6, 2023 are permitted to ask questions during the Annual Meeting.
If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/NRG2023, type your question into the “Ask a Question” field, and click “Submit.” Questions relevant to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Generally, stockholder questions must be relevant to the agenda items then before the Annual Meeting. Stockholder questions or remarks must be pertinent to matters addressed at the Annual Meeting. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
WHO PAYS THE COST OF SOLICITATION OF PROXIES?
We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of  $27,500, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.
WHO IS THE COMPANY’S TRANSFER AGENT?
Our transfer agent is Computershare. Correspondence concerning stockholder inquiries can be handled by contacting NRG Energy, Inc. c/o Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078, or by telephone at 866-214-2213. Their website is: http://www.computershare.com. Certificates for transfer and address changes should be sent to: Computershare, P.O. BOX 43078, Providence, Rhode Island 02940-3078. Overnight correspondence should be sent to Computershare, 150 Royall St., Suite 101, Canton, Massachusetts 02021.
WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Availability to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
WHAT IS “HOUSEHOLDING”?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials and who would like to receive single copies at a shared address may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.
HOW CAN I REQUEST ADDITIONAL MATERIALS?
Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.
WHOM SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (646) 439-9201
Email: proxy@mackenziepartners.com

Stockholder Proposals and Director Nominations for the
2024 Annual Meeting of Stockholders
All proposals discussed below must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, as applicable, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials, as applicable.
STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2024 Annual Meeting of Stockholders (2024 Annual Meeting), our Corporate Secretary must receive the proposal no later than the close of business on November 17, 2023, the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with this year’s Annual Meeting. If we change the date of the 2024 Annual Meeting by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2024 Annual Meeting in order to be considered for inclusion in the proxy materials.
DIRECTOR NOMINEES FOR INCLUSION IN THE PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS (PROXY ACCESS)
Eligible stockholders who do not seek to use the advance notice provisions for nomination of directors in Article II, Section 11 of our Bylaws as described below, but who instead intend to nominate a person for election as director under the proxy access provision in our Bylaws for inclusion in our proxy materials for the 2024 Annual Meeting, must comply with the requirements set forth in Article II, Section 15 of our Bylaws and summarized below:
•
Stockholder Eligibility to Submit Nominees: A stockholder, or group of up to 20 stockholders, continuously owning at least 3% of our outstanding common stock for a period of at least three years prior to the date of the nomination may submit director nominations for inclusion in our proxy materials for the 2024 Annual Meeting.

•
Number of Nominees: An eligible stockholder or group of stockholders (as described above) may nominate directors constituting up to 20% of the Board.

•
Deadline: For the 2024 Annual Meeting, our Corporate Secretary must receive the nomination between October 18, 2023 and the close of business on November 17, 2023. If the 2024 Annual Meeting is held earlier than March 28, 2024 or later than May 27, 2024, the nomination must be received by the later of the close of business on (a) the date that is 150 days prior to such annual meeting or (b) the 10th day following the announcement of the date of such annual meeting.

•
Nomination Information: The nomination must contain the information required by Article II, Section 15 of the Bylaws, a copy of which is available upon request to our Corporate Secretary.

If the stockholder does not meet the applicable deadlines or comply with the requirements of Article II, Section 15 of our Bylaws, we may omit the nomination from our proxy materials for the 2024 Annual Meeting.

DIRECTOR NOMINEES FOR INCLUSION IN THE PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS (UNIVERSAL PROXY CARD)
In addition to complying with the advance notice provisions set forth below, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than nominees of the Board) for the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and postmarked or transmitted electronically no later than February 27, 2024.
STOCKHOLDER PROPOSALS AND BUSINESS TO BE BROUGHT BEFORE THE 2024 ANNUAL MEETING OF STOCKHOLDERS (WITHOUT BEING INCLUDED IN THE PROXY MATERIALS)
Stockholders intending to present a proposal or nominate a director for election at the 2024 Annual Meeting without having the proposal or nomination included in our proxy materials must comply with the requirements set forth in our Bylaws and summarized below.
Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year’s Annual Meeting, unless the 2024 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2024 Annual Meeting, our Corporate Secretary must receive the proposal or nomination between December 29, 2023 and January 28, 2024. If the 2024 Annual Meeting is held earlier than March 28, 2024 or later than July 6, 2024, the proposal or nomination should be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of  (a) the 90th day prior to the date of the 2024 Annual Meeting or (b) the 10th day following the day on which the date of the 2024 Annual Meeting is first publicly announced by the Company.
The proposal or nomination must contain the information required by Article II, Section 11 of the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.
STOCKHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES
The Governance and Nominating Committee will also consider nominations by stockholders who recommend candidates for election to the Board in a similar manner as described under “Director Nominee Selection Process” above. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540 and by following the requirements to submit nominees discussed under “Stockholder Proposals and Business to be Brought Before the 2024 Annual Meeting of Stockholders (Without Being Included in the Proxy Materials).”

APPENDIX A
NRG ENERGY, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I
PURPOSE AND SCOPE OF THE PLAN
1.1
Purpose

The NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan is intended to encourage employee participation in the ownership of the Company.
1.2
Definitions

Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:
Board of Directors or Board means the Board of Directors of the Company.
Code means the Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.
Committee means the committee of one or more officers established by the Board to administer the Plan, which Committee shall administer the Plan as provided in Section 1.3 hereof.
Common Stock means shares of the common stock, par value $0.01 per share, of the Company.
Company means NRG Energy, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
Compensation means (a) the fixed salary or base wage paid by the Employer to an Employee as reported by the Employer to the United States government (or other applicable government) for income tax purposes, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, and (b) to the extent authorized by the Committee for any Plan Year or Plan Years, any cash bonus payment received under a cash bonus plan or program established by the Employer, but excluding from both (a) and (b) any fee, overtime pay, severance pay, expenses, stock option or other equity-based incentive income, or other special emolument or any credit or benefit under any employee plan maintained by the Company.
Continuous Service means the period of time, uninterrupted by a termination of employment (other than a termination as a result of a transfer of employment among the Parent, the Company or a Designated Subsidiary), that an Employee has been employed by the Company, a Designated Subsidiary or the Parent (or any combination of the foregoing) immediately preceding an Offering Date. Such period of time shall include any approved leave of absence.
Designated Subsidiary means any Subsidiary that has been designated by the Committee to participate in the Plan.
Employee means any full-time or part-time employee of the Company, any Parent or a Designated Subsidiary who customarily works for the Company, any Parent or Designated Subsidiary, as the case may be, for a minimum of seventeen and one-half hours per week.
Employer means the Company, any Parent or a Designated Subsidiary employing an Employee.
Exercise Date means September 30 and March 31 of each Plan Year, or such other date(s) as determined by the Committee.

Fair Market Value of a share of Common Stock means the last price of the Common Stock on the applicable date as reported by the exchange on which the Common Stock is then listed, or, if not so reported for that day, on the last preceding day for which such price is reported, or such other reasonable method of determining fair market value as the Committee shall adopt.
Offering Date means April 1 and October 1 of each Plan Year, or such other date(s) as determined by the Committee.
Option Period or Period means the period beginning on an Offering Date and ending on the next succeeding Exercise Date, or such other period as determined by the Committee.
Option Price means the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.
Parent means any corporation or other entity in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns equity interests possessing 50% or more of the total combined voting power of all classes of equity of one of the other entities in such chain, as determined pursuant to the requirements of Section 424(e) of the Code, and shall include entities that may become a parent after adoption of this Plan, as determined by the Committee.
Participant means any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.
Participant Election means the form prescribed by the Committee which must be completed and executed by an Employee who elects to participate in the Plan for any Offering Period(s).
Plan means this NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan, as amended from time to time.
Plan Account or Account means an account established and maintained in the name of each participant.
Plan Manager means any Employee appointed pursuant to Section 1.3 hereof.
Plan Year means the twelve (12) month period beginning April 1 and ending on the following March 31 during any calendar year in which the Plan is effective.
Subsidiary means any corporation or other entity in an unbroken chain of entities beginning with the Company if, each of the entities (other than the last entity in the unbroken chain) owns equity interests possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in the chain, as determined pursuant to the requirement of Section 424(f) of the Code, and may include entities that become subsidiaries after adoption of this Plan, as determined by the Committee.
1.3
Administration of Plan

Subject to oversight by the Board of Directors or the Board’s Compensation Committee, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. The Committee shall adopt the form of Participant Election and all notices required hereunder. Its interpretations and decisions in respect to the Plan shall, subject as aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4
Effective Date of Plan

The Plan was originally effective July 1, 2008, was amended and restated effective January 1, 2012, was amended and restated effective July 1, 2014, was amended and restated effective April 28, 2017, and was amended and restated effective April 1, 2019. This amended and restated Plan shall become effective April 1, 2023.
1.5
Extension or Termination of Plan

The Plan shall continue in effect through, and including December 31, 2026 unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board of Directors or the Compensation Committee of the Board, each of which shall have the right to extend the term of or terminate the Plan at any time under Section 6.4. Upon any such termination, the balance, if any, in each Participant’s Account shall be refunded to him or her, or otherwise distributed in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.
ARTICLE II
PARTICIPATION
2.1
Eligibility

Each Employee who on an Offering Date has at least sixty days of Continuous Service may become a Participant by executing and filing a Participant Election with the Company prior to said Offering Date. No Employee may participate in the Plan if said Employee, immediately after an Offering Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company, its Parent or any Subsidiary, as determined pursuant to the requirements of Section 423(b)(3) of the Code.
2.2
Payroll Deductions

Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. For base Compensation, said deductions shall be expressed as a whole number percentage of such Compensation which shall be at least 1% but not more than 10%, subject to the aggregate maximum described in Section 3.3. A Participant may not increase or decrease the deduction during an Option Period. However, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with the Company prior to the Offering Date on which such Period commences. During an Option Period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that Option Period remain in the Participant’s Account to purchase Common Stock on the next Exercise Date, provided that he or she is an Employee as of that Exercise Date. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period by executing and filing another Participant Election in accordance with Section 2.1. Any amount remaining in the Participant’s Account after the purchase of Common Stock on an Exercise Date shall be carried forward to the next succeeding Option Period, as provided in Section 3.2, unless the Participant requests, in writing, that any excess be refunded to the Participant. Notwithstanding the foregoing, if  (i) the amount remaining in a Participant’s Account after the purchase of Common Stock on an Exercise Date is less than the Fair Market Value of a share of Common Stock on the Exercise Date; and (ii) the Participant has not elected to make payroll deductions to the Participant’s Account for the next Option Period, the Participant’s Account balance shall be refunded to the Participant.
If authorized by the Committee, bonus compensation will be included in Compensation subject to payroll deductions in a given Plan Year. The Committee will provide a written notice to Participants if bonus compensation is to be included in Compensation for a given Plan Year. A Participant may select a different percentage for base salary or fixed wage compensation than such percentage selected for cash bonus Compensation; provided, however any such deductions shall be subject to the aggregate maximum described in Section 3.3.
ARTICLE III
PURCHASE OF SHARES
3.1
Option Price

The Option Price per share of the Common Stock sold to Participants hereunder shall be equal to the lesser of: (a) 95% of the Fair Market Value of such share on the Exercise Date of an Option Period, or (b) 95% of the Fair Market Value of such share on the Offering Date of an Option Period. Effective April 1, 2023, the Option Price per share of the Common Stock sold to Participants hereunder shall be equal to the lesser of: (a) 90% of the Fair Market Value of such share on the Exercise Date of an Option Period, or (b) 90% of the Fair Market Value of such share on the Offering Date of an Option Period. Prior to the commencement of any Option Period that begins after April 1, 2023 the Committee may change the Option Price per share of the Common Stock sold to Participants hereunder for such Option Period. Notwithstanding the foregoing, the Option Price per share shall (i) not be less than the par value of the Common Stock; and (ii) at all times not be less than the lesser of  (a) 85% of the Fair Market Value of a share of Common Stock on the Offering Date of an Option Period and (b) 85% of the Fair Market Value of such share on the Exercise Date of such Option Period.
3.2
Purchase of Shares

On each Exercise Date, the amount in a Participant’s Account shall be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount. The balance, if any, in such account shall be carried forward to the next succeeding Option Period, subject to Section 2.2.
3.3
Limitations on Purchase

Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company would accrue at a rate per Offering Period which exceeds the lesser of: (a) twenty-five thousand dollars ($25,000) or (b) an amount equal to ten percent (10%) of the Employee’s annualized base salary in effect at the start of such Offering Period, in each case of Fair Market Value of such shares (determined at the time such option is granted); provided, however, that for any calendar year Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company may not accrue at a rate which exceeds twenty-five thousand dollars ($25,000) in the aggregate (as determined at the time such option is granted).
Notwithstanding any provision in the Plan to the contrary, the Plan will be operated in compliance with Section 423(b)(8) of the Code.
3.4
Transferability of Rights

Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.
ARTICLE IV
PROVISIONS RELATING TO COMMON STOCK
4.1
Common Stock Reserved

There shall be 9,700,000 shares of Common Stock reserved for the Plan, subject to adjustment in accordance with Section 4.2 hereof. The 9,700,000 shares of Common Stock reflects an increase of 4,400,000 shares, subject to the approval of the Company’s stockholders on April 27, 2023. Such shares can be authorized and unissued shares or treasury shares. The aggregate number of shares which may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.
4.2
Adjustment for Changes in Common Stock

In the event that adjustments are made in the number of outstanding shares of Common Stock or said shares are exchanged for a different class of stock of the Company or for shares of stock of any other entity by reason of merger, consolidation, stock dividend, stock split or otherwise, the Board shall make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made approved by the Board, and its decision shall be binding and conclusive.
4.3
Insufficient Reserved Shares

If the aggregate funds available for purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.
4.4
Confirmation

Confirmation of each purchase of Common Stock hereunder shall be made available to the Participant in either written or electronic format. A record of purchases shall be maintained by appropriate entries on the books of the Company. Participants may obtain a certificate or certificates for all or part of the shares of Common Stock purchased hereunder upon making a written request. Once shares of Common Stock are delivered hereunder, Participants may sell such shares. If a Participant does not sell shares delivered hereunder, such shares must remain in the Participant’s account with the Company’s designated brokerage until eighteen (18) months following the delivery of such shares.
4.5
Rights as Shareholders

The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall exist with respect to such shares.
ARTICLE V
TERMINATION OF PARTICIPATION
5.1
Voluntary Withdrawal

A Participant may withdraw from the Plan by filing notice of withdrawal at least three (3) business days prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant’s Account shall be refunded to him or her without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.
5.2
Termination of Eligibility

If a Participant ceases to be eligible under Section 2.1 hereof for any reason, the dollar amount in such Participant’s Account will be refunded to the Participant, or in the case of death, the Participant’s designated beneficiary or estate, or otherwise distributed in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

ARTICLE VI
GENERAL PROVISIONS
6.1
Notices

Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by the Company.
6.2
Condition of Employment

Neither the creation of the Plan nor participation therein shall be deemed to alter the at-will nature of a Participant’s employment, create any right of continued employment or in any way affect the right of the Employer to terminate an Employee.
6.3
Withholding of Taxes

Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Common Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Common Stock. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any share or shares of Common Stock issued to Participant pursuant to Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.
6.4
Amendment of the Plan

The Board of Directors or the Board’s Compensation Committee may at any time, or from time to time, amend, modify, or terminate the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, materially increase the benefits accruing to Participants other than as provided in Section 3.1, or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.
6.5
Application of Funds

All funds received by the Company by reason of purchases of Common Stock hereunder shall constitute general funds of the Company and may be used for any corporate purpose.
6.6
Legal Restrictions

The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

6.7
Gender

Whenever used herein, use of any gender shall be applicable to all genders.
6.8
Governing Law

The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.
6.9
Indemnification

To the extent allowable under applicable law, the Committee and the Plan Manager and any delegate thereof shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, under any indemnification agreement or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
6.10
Expenses

The expenses of administering the Plan shall be borne by the Company.
6.11
Titles and Headings

The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.
6.12
Arbitration

In the event of any dispute between the Employer and a Participant with respect to this Plan, either may require that the dispute be determined by binding arbitration by written notice to the other. In such case, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect before a panel of three arbitrators, and the decision of the arbitrators shall be final and binding on the parties. In any such arbitration, the non-prevailing party shall pay all expenses, including the costs of the arbitrators and the costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in the arbitration.

NRG is a registered trademark of NRG Energy, Inc. © 2023 NRG Energy, Inc. All rights reserved. 1017292060

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD97320-P86311For Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !NRG ENERGY, INC.C/O OFFICE OF GENERAL COUNSEL804 CARNEGIE CENTERPRINCETON, NJ 08540-6213The Board of Directors recommends a vote FOR thenominees listed under Proposal 1, FOR Proposals 2 and3, One Year for Proposal 4 and FOR Proposal 5.NRG ENERGY, INC.1. To elect ten directors.1b. Antonio Carrillo1a. E. Spencer Abraham1c. Matthew Carter, Jr.1d. Lawrence S. Coben1e. Heather Cox1f. Elisabeth B. Donohue1g. Mauricio Gutierrez1h. Paul W. Hobby1j. Anne C. Schaumburg1i. Alexandra Pruner2. To adopt the NRG Energy, Inc. Amended and RestatedEmployee Stock Purchase Plan.3. To approve, on a non-binding advisory basis, NRG Energy, Inc.’sexecutive compensation.5. To ratify the appointment of KPMG LLP as NRG Energy, Inc.’sindependent registered public accounting firm for the2023 fiscal year.4. To approve, on a non-binding advisory basis, thefrequency of the non-binding advisory vote onNRG Energy, Inc.'s executive compensation.NOTE: Such other business as may properly come before themeeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee,guardian, or custodian, please give full title.Nominees: For Against Abstain! ! ! !! ! !ThreeYearsOneYearTwoYears AbstainVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information. Vote by 11:59 p.m. Eastern Time on April 26, 2023. Have yourproxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/NRG2023You may attend the meeting via the Internet and vote during the meeting. Haveavailable the information that is printed in the box marked by the arrow belowand follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on April 26, 2023. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

D97321-P86311(Continued and to be signed on reverse side)Proxy — NRG Energy, Inc.ANNUAL MEETING OF STOCKHOLDERSApril 27, 2023 9:00 A.M. ETThis Proxy/Voting Instruction Card is Solicited on Behalf of the Board of Directors for the 2023 Annual Meeting of Stockholders.The undersigned hereby constitutes and appoints Mauricio Gutierrez and Christine A. Zoino, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of common stock, par value $0.01 per share, of NRG Energy, Inc. (the "Company"), that the undersigned would be entitled to vote if personally present at the 2023 Annual Meeting of Stockholders of the Company to be held on April 27, 2023, at 9:00 a.m. (Eastern Time)live via the Internet at www.virtualshareholdermeeting.com/NRG2023, and at any and all adjournments or postponements thereof  (the "Meeting"), as herein specified and in such proxyholders' discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on the card become(s) unable to serve as director(s). By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, ONE YEAR FOR PROPOSAL 4 AND "FOR" PROPOSAL 5.PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING.________________________________________________________________________________________________________________________________________________________________________________________________________________________Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are availableat www.proxyvote.com.IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.